As filed with the Securities and Exchange Commission
on November 24, 2015

1933 Act File No. 002-78808

1940 Act File No. 811-03541

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933	☐
Pre-Effective Amendment No.	☐
Post-Effective Amendment No. 71	☐

and/or

REGISTRATION STATEMENT

UNDER
THE INVESTMENT COMPANY ACT OF 1940	☐
Amendment No. 73	☒

ASSET MANAGEMENT FUND

(Exact Name of Registrant as Specified in Charter)

325 John H. McConnell Boulevard, Suite 150

Columbus, Ohio 43215

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 255-5550

(Name and Address of Agent for Service)	Copy to:
Dana A. Gentile, President Asset Management Fund 325 John H. McConnell Boulevard, Suite 150 Columbus, Ohio 43215	John S. Marten, Esq. Vedder Price P.C. 222 North LaSalle Street Chicago, Illinois 60601-1003

It is proposed that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

EXPLANATORY NOTE

This Amendment No. 73 to the Registration Statement of Asset Management Fund is being filed to introduce the following series of the Trust: LongCap Value Fund (the “Fund”).

The shares of beneficial interest in the Fund are not registered under the Securities Act of 1933, as amended (the “Securities Act”), because those shares will be issued by Registrant solely in private placement transactions pursuant to Section 4(a)(2) of the Securities Act to employees, owners or clients of LongCap Investment Management LLC, the Fund’s investment adviser, that are “accredited investors,” as defined in Regulation D under the Securities Act. This Amendment is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

LongCap Value Fund

LCAPX

Prospectus

November 24, 2015

Shares of LongCap Value Fund (the “Fund”), a series of Asset Management Fund (the “Trust”), are not registered under the Securities Act of 1933, as amended (the “1933 Act”). Shares will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investment in the Fund may be made only by individuals or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This prospectus does not constitute an offer to the public to sell, or the solicitation of the public of an offer to buy, any shares of the Fund.

THIS PROSPECTUS INTENDED FOR USE ONLY BY THE PERSON TO WHOM IT HAS BEEN ISSUED. REPRODUCTION OF THIS PROSPECTUS IS PROHIBITED. THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO RESALE OF SHARES MAY BE MADE UNLESS THE SHARES ARE SUBSEQUENTLY REGISTERED UNDER
THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. HOWEVER,
SHARES ARE REDEEMABLE AS DESCRIBED IN THE PROSPECTUS. NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS OR GIVE ANY INFORMATION WITH RESPECT TO THE SHARES, EXCEPT THE INFORMATION CONTAINED HEREIN OR IN THE TRUST'S REGISTRATION STATEMENT FILED UNDER THE INVESTMENT COMPANY ACT.

LongCap Value Fund

Fund Summary

Investment Objective

The Fund seeks to generate long term capital appreciation.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

Shareholder Fees (Fees paid directly for your investment)

Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None
Maximum Deferred Sales Charge (Load) Imposed on Purchases (as a percentage of net asset value)	None
Redemption Fee	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)

Management Fee	0.75%
Distribution (Rule 12b-1) Fees	None
Other Expenses[1]	2.90%
Total Annual Fund Operating Expenses	3.65%
Fee Waivers and Reimbursements[2]	(2.65%)
Total Annual Fund Operating Expenses After Fee Waivers and Reimbursements	1.00%

[1]	“Other Expenses” are estimated for the current fiscal year.
[2]	LongCap Investment Management LLC (the “Adviser”) has contractually agreed to waive fees and reimburse expenses to the extent that Total Annual Operating Expenses (excluding brokerage costs, interest, taxes, dividend expense on short positions, litigation and indemnification expenses, expenses associated with the investments in underlying investment companies and extraordinary expenses (as determined under generally accepted principles)) exceed 1.00% through February 28, 2017. If it becomes unnecessary for the Adviser to waive fees or make reimbursements, the Adviser may recapture any of its prior waivers or reimbursements for a period not to exceed three years from the fiscal year in which the waiver or reimbursement was made to the extent that such a recapture does not cause the Total Annual Fund Operating Expenses (excluding brokerage costs, interest, taxes, dividend expense on short positions, litigation and indemnification expenses, expenses associated with the investments in underlying investment companies and extraordinary expenses (as determined under generally accepted principles))) to exceed the applicable expense limitation in effect at time of recoupment or that was in effect at the time of the waiver or reimbursement, whichever is lower. The agreement to waive fees and reimburse expenses may be terminated by the Board of Trustees at any time and will terminate automatically upon termination of the Investment Advisory Agreement.

Example

This example is intended to help you compare the cost of investing in shares of the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in shares of the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses for the first year is 1.00% (after fee waivers and reimbursements) and 3.65% for years two and three. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

One Year	$102
Three Years	$871

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Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the Fund’s performance.

Principal Investment Strategy

The Fund will seek to generate long term capital appreciation by investing in a portfolio of equity and debt securities. The Adviser adheres to a fundamental, bottom-up investment approach. Central to this approach is that a share of common stock represents an ownership interest in a business. The Fund will mainly invest in common stocks of any size market capitalization that are trading at a discount to the Adviser’s estimate of intrinsic (business) value. The Adviser prefers common stocks that are issued by companies with strong financial positions, competent management teams and healthy long term business fundamentals. The Fund’s common stock holdings are expected be most heavily weighted in the US. The Adviser will also purchase international common stocks if the issuer has adequate disclosure and is based in a country with satisfactory political stability and rule of law. In addition to common stock, equity securities include preferred stocks, convertible securities, rights and warrants. The Fund will also invest in debt instruments (including high-yield and distressed securities that may be in default and may have any or no credit rating), primarily either as cash-like alternatives or when they offer capital appreciation potential. Other strategies employed by the Adviser may include activism and merger arbitrage.

The Adviser has a long term investment horizon. When the Adviser purchases the common stock of a company with a strong financial position, competent management team and heathy long term business fundamentals, it expects to be a long term investor. A common stock position may be eliminated if the security becomes overvalued or if there is a significant deterioration in the company’s long term business prospects or financial position. The Fund’s turnover is expected to be lower than that of the average mutual fund. Usually the Adviser is a long term shareholder and is supportive of management. Nevertheless, in certain situations, subject to legal restrictions, the Adviser may take actions to affect the management or control of the issuer.

The Fund may invest in debt securities issued by corporations and the U.S. government and its agencies, mortgage-backed and asset-backed securities (securities that are backed by pools of loans or mortgages assembled for sale to investors), municipal notes and bonds, commercial paper and certificates of deposit.

The Adviser invests in debt securities to provide the Fund with a reliable and recurring stream of income, while seeking to preserve its capital. The Fund may also invest in debt securities rated below investment grade (“high yield bonds” or “junk bonds”). The Fund has the ability to invest up to 50% of its total assets in debt securities (excluding cash and cash equivalents such as short term US treasuries), although it will typically primarily invest in equity securities.

The Adviser selects debt securities by using an approach that is similar to the approach it uses to select equity securities. The Adviser views owning a debt instrument as a contractual claim on interest payments and principal along with seniority in a reorganization. The Adviser usually seeks to purchase either the senior debt security that would be reinstated if the company restructured in bankruptcy or the fulcrum security that would be converted to equity. In most debt investments, the Adviser expects the Fund’s return to come from contractual interest payments and repayment of principal at maturity. In distressed situations, the Adviser will seek to purchase debt securities that imply an enterprise value significantly below the company’s intrinsic (business) value even after adjusting for reorganization costs.

The Adviser may make merger arbitrage investments as either cash alternatives or when such investments offer attractive capital appreciation. Usually these investments will consist of buying the common stock of a company (the target) at a discount to an announced takeover price. In such investments, the Fund will profit from the transaction closing on the announced terms or the emergence of another bidder with a superior offer. In stock transactions, the Adviser may elect to hold the stock of the combined company after the transaction closes if the Adviser believes that further capital appreciation is likely.

The Fund is non-diversified, which means it may hold larger positions in fewer securities than a diversified fund.

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Principal Investment Risks

Principal Risks. As with all mutual funds, your investment in the Fund may be worth more or less at any time than the price that you originally paid for it. There is also a possibility that the Fund will not achieve its investment objective or goal. This could happen because its strategy failed to produce the intended results or because the Adviser did not implement its strategy properly. The Fund’s shares are not bank deposits and are not guaranteed, endorsed or insured by any financial institution, government authority or the FDIC. You may lose money by investing in the Fund.

Equity Securities Risk. Since it primarily purchases equity securities, the Fund is subject to the risk that events negatively affecting issuers, industries or financial markets in which the Fund invests will impact the value of the stocks held by the Fund and thus, the value of the Fund’s shares over short or extended periods. Price volatility is the principal risk of investing in the Fund. Investments in small capitalization or in mid-capitalization companies may be more volatile than investments in larger companies.

Small-Cap and Mid-Cap Company Risk. The small and mid-capitalization companies the Fund invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small and mid-capitalization companies may have limited product lines, markets and financial resources, and may depend upon relatively small management groups. Therefore, small and mid-capitalization stocks may be more volatile than those of larger companies.

Foreign Investing Risk. Foreign investing involves risks not typically associated with U.S. investments, including adverse fluctuations in foreign currency values and adverse political, social and economic developments affecting a foreign country. Prices of foreign securities may be more volatile than those of their domestic counterparts.

Emerging Market Investing Risk. The risk that prices of emerging markets securities will be more volatile, or will be more greatly affected by negative conditions, than those of their counterparts in more established foreign markets.

Depositary Receipts Risk. The Fund may invest in securities of foreign issuers in the form of depositary receipts, such as ADRs, EDRs and GDRs. Depositary receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted.

Fixed Income Risk. The Fund invests in fixed income securities. These securities usually increase or decrease in value based on changes in interest rates. If rates increase, the value of the Fund’s fixed income securities generally declines. On the other hand, if rates fall, the value of the fixed income securities generally increases. Your investment will decline in value if the value of the Fund’s investments decreases. Interest rates in the U.S. recently have been near or at historically low levels. Consequently, the risk associated with rising interest rates is heightened at this time.

Interest Rate Risk. Interest rate risk refers to changes in interest rates that will affect the value of a portfolio’s investments in fixed income securities. When interest rates rise, the value of investments in fixed income securities tends to fall and this decrease in value may not be offset by higher income from new investments. On the other hand, if interest rates fall, the value of fixed income investments generally increases. Interest rate risk is generally greater for fixed-income securities with longer maturities or durations. Interest rates in the U.S. recently have been near or at historically low levels. Consequently, the risk associated with rising interest rates are heightened at this time.

Credit Risk. Credit risk is the risk that one or more debt securities in the Fund’s portfolio will decline in value or fail to pay principal or interest when due because the issuer experiences a decline in financial status. Securities are generally affected by varying degrees of credit risk. Credit risk arises in a number of ways. For instance, the Fund could lose money if the issuer or guarantor of a security, or the counterparty to a financial contract, repurchase agreement or a loan of portfolio securities, is unable or unwilling to make timely principal and/or interest payments, or to otherwise honor its obligations.

High Yield Risk. High yield securities and unrated securities of similar credit quality (securities rated below investment grade, commonly known as “junk bonds”) are subject to greater levels of credit, call and liquidity risks. High yield securities are considered primarily speculative with respect to the issuer’s continuing ability to make principal and interest payments, and may be more volatile than higher-rated securities of similar maturity.

Liquidity Risk. Some of the fixed income securities in which the Fund invests may be less readily marketable and may be subject to greater fluctuation in price than other securities. As a result, some assets held by the Fund may be impossible

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or difficult to sell, particularly during times of market turmoil. The inability of the Fund to sell a restricted or illiquid security at a favorable time or price may decrease the Fund’s overall liquidity. Further, the lack of an established secondary market may make it more difficult to value illiquid securities. If the Fund is forced to sell an illiquid security to meet redemption requests or for other cash needs, the Fund may be forced to sell at a loss.

Management Risk. The Fund is subject to management risk due to the active nature of its management. The Adviser will apply investment techniques, experience and risk analyses in making investment decisions for the Fund. However, there is no guarantee that the techniques and analyses applied by the Adviser will achieve the investment objectives. In situations in which the Adviser takes actions to affect the management or control of the issuer, the Fund may be subject to additional legal and regulatory requirements. Additionally, the Fund may be exposed to legal claims by the issuer and / or its investors.

Insolvency and Bankruptcy Risk. The Fund’s investments in obligations of stressed, distressed and bankrupt issuers, including debt obligations that are in default, generally trade significantly below par and are considered speculative. There is even a potential risk of loss by the Fund of its entire investment in such securities. There are a number of significant risks inherent in the bankruptcy process. A bankruptcy filing by an issuer may adversely and permanently affect the market position and operations of the issuer. The Adviser, on behalf of the Fund, may also participate on committees formed by creditors to negotiate with debtors with respect to restructuring issues. There can be no assurance that the Adviser’s participation would yield favorable results for the Fund, and such participation may subject the Fund to additional duties, liabilities and trading restrictions in a particular investment.

Non-Diversified Fund Risk. The Fund is non-diversified, which means it may hold larger positions in fewer securities than other funds. To the extent the Fund invests a larger percentage of its assets in a relatively small number of issuers, it may be subject to greater risks than a more diversified account. That is, a change in the value of any single investment held by the Fund may affect the overall value of the Fund more than it would affect a fund that holds more investments.

Merger Arbitrage Risk. When the Adviser purchases the common stock of the target of a takeover bid, the Fund is subject to the risk of the transaction not closing or closing on less favorable terms.

Fund Performance Information

Because the Fund has not commenced operations as if the date of this prospectus, no investment return information is available for the Fund at this time. In the future, investment return information will be presented in this section of the prospectus. The information will give some indication of the risks of investing in the Fund by comparing the Fund’s investment returns with a broad measure of market performance. The Fund intends to compare its performance to the Standard & Poor’s 500 Stock Index (S&P 500). Shareholder reports containing financial and investment return information will be provided to shareholders semi-annually. Updated performance information is available at no cost by calling 877-235-4722 (toll free).

Investment Adviser

LongCap Investment Management LLC (the “Adviser”) serves as investment adviser to the Fund. The portfolio manager responsible for the day-to-day management of the Fund’s investments since inception of the Fund is Ian Lapey. Mr. Lapey is the founder and owner of the Adviser.

Purchase and Sale of Fund Shares

Investment in the Fund may be made only by individuals or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This prospectus does not constitute an offer to sell, or the solicitation of any offer to buy, any security to the public within the meaning of the 1933 Act. Shares are only offered in private placement transactions to “accredited investors,” as defined in Regulation D under the 1933 Act.

Minimum Initial Investment

The minimum initial investment in the Fund is $2,500. The minimum addition investment in the fund is $100. These minimum investment requirements may be waived or reduced for any reason at the discretion of the Fund.

General Information

You may purchase or redeem (sell) shares of the Fund on each day that the New York Stock Exchange is open for business. Transactions may be initiated by written request, by telephone or through your financial intermediary. Written requests to the Fund should be sent to the LongCap Value Fund, c/o Ultimus Fund Solutions, LLC, P.O. Box 46707,

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Cincinnati, Ohio 45246-0707. For more information about purchasing and redeeming shares, please see “How to Buy Shares” and “How to Redeem Shares” in this Prospectus or call 1-877-235-4722 for assistance.

Dividends, Capital Gains and Taxes

The Fund intends to make distributions that are generally taxable as ordinary income or capital gains (regardless of whether you elect to receive or reinvest such distributions), except when your investment is in an IRA, 401(k) or other tax-advantaged investment plan. However, you may be subject to tax when you withdraw monies from a tax-advantaged plan.

Payments to Broker-Dealers and Other Financial Intermediaries

The Fund does not charge a Sales Charge (Load) or Distribution (12b-1) Fee. If you purchase the Fund through a broker-dealer or other financial intermediary (such as a bank), the Fund and its related companies may pay the intermediary for the sale of Fund shares and related services. Certain financial intermediaries may charge fees for their services, and the Adviser may pay those fees out of its own resources. These payments are sometimes referred to as “revenue sharing”. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

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Investment Information

Additional Information Regarding Investment Risks

Equity Securities Risk. Equity securities include public and privately issued equity securities, common and preferred stocks, warrants, rights to subscribe to common stock and convertible securities, as well as derivative instruments that attempt to track the price movement of equity indices. In general, investments in equity securities and equity derivatives are subject to market risks that may cause their prices to fluctuate over time. The value of securities convertible into equity securities, such as warrants or convertible debt, is also affected by prevailing interest rates, the credit quality of the issuer and any call provision. Fluctuations in the value of equity securities in which a mutual fund invests will cause a fund’s net asset value to fluctuate. Historically, the equity markets have moved in cycles, and the value of the Fund’s equity securities may fluctuate drastically from day-to-day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may suffer a decline in response. An investment in a portfolio of equity securities may be more suitable for long-term investors who can bear the risk of these share price fluctuations.

Small-Cap and Mid-Cap Company Risk. Small and mid-capitalization companies may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. These companies may experience higher growth rates and higher interest rates than larger capitalization companies. Therefore, small and mid-cap stocks may be more volatile than those of larger companies. Small cap securities may be traded over the counter or listed on an exchange and it may be harder to sell the smallest capitalization company stocks, which can reduce their selling prices. Smaller capitalization companies may be particularly affected by interest rate increases, as they may find it more difficult to borrow money to continue or expand operations, or may have difficulty in repaying any loans that have a floating interest rate.

Foreign Investing Risks. Investing in securities of non-U.S. companies involves special risks and considerations not typically associated with investing in U.S. companies, and the values of non-U.S. securities may be more volatile than those of U.S. securities. The values of non-U.S. securities are subject to economic and political developments in countries and regions where the issuers operate or are domiciled, or where the securities are traded, such as changes in economic or monetary policies, and changes in currency exchange rates. Values may also be affected by restrictions on receiving the investment proceeds from a non-U.S. country.

In general, less information is publicly available about non-U.S. companies than about U.S. companies. Non-U.S. companies are generally not subject to the same accounting, auditing and financial reporting standards as are U.S. companies. Certain foreign issuers classified as passive foreign investment companies may be subject to additional taxation risk.

Emerging Market Investing Risk. The risks of foreign investments are generally greater in countries whose markets are still developing than they are in more developed markets. Emerging market countries typically have economic and political systems that are less fully developed, and can be expected to be less stable than those of more developed countries. For example, the economies of such countries can be subject to rapid and unpredictable rates of inflation or deflation. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. They may also have policies that restrict investment by foreigners, or that prevent foreign investors from withdrawing their money at will. Certain emerging markets may also face other significant internal or external risks, including the risk of war and civil unrest. For all of these reasons, investments in emerging markets may be considered speculative.

Depositary Receipts Risk. The Fund may invest in securities of foreign issuers in the form of depositary receipts, such as ADRs, EDRs and GDRs, which typically are issued by local financial institutions and evidence ownership of the underlying securities. Depositary receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted. Depositary receipts may or may not be jointly sponsored by the underlying issuer. The issuers of unsponsored depositary receipts are not obligated to disclose information that is, in the United States, considered material. Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the depositary receipts. Certain depositary receipts are not listed on an exchange and therefore may be considered to be illiquid securities.

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Fixed Income Risk. The Fund invests in fixed income securities. These securities will usually increase or decrease in value based on changes in interest rates. If rates increase, the value of the Fund’s fixed income securities generally declines. On the other hand, if rates fall, the value of the fixed income securities generally increases. Your investment will decline in value if the value of the Fund’s investments decreases. Interest rates in the U.S. recently have been near or at historically low levels. Consequently, the risk associated with rising interest rates is heightened at this time. Fixed income securities with greater interest rate sensitivity and longer maturities tend to produce higher yields, but are subject to greater fluctuations in value. Usually, changes in the value of fixed income securities will not affect cash income generated, but may affect the value of your investment.

Interest Rate Risk. Interest rate risk refers to changes in interest rates that will affect the value of a portfolio’s investments in fixed income securities. When interest rates rise, the value of investments in fixed income securities tends to fall and this decrease in value may not be offset by higher income from new investments. On the other hand, if interest rates fall, the value of fixed income investments generally increases. Interest rate risk is generally greater for fixed-income securities with longer maturities or durations. However, calculations of duration and maturity may be based on estimates and may not reliably predict a security’s price sensitivity to changes in interest rates. Moreover, securities can change in value in response to other factors, such as credit risk. In addition, different interest rate measures (such as short- and long-term interest rates and U.S. and foreign interest rates), or interest rates on different types of securities or securities of different issuers, may not necessarily change in the same amount or in the same direction. When interest rates go down, the Fund’s yield will decline. Also, when interest rates decline, investments made by the Fund may pay a lower interest rate, which would reduce the income received by the Fund. Interest rates have been historically low and are expected to rise. Consequently, the risk associated with rising interest rates are heightened at this time. Additionally, increases in interest rates can have a negative impact on common stock investments, particularly those that are valued in part based on dividend yields.

Credit Risk. Fixed income securities are subject to varying degrees of credit risk. Credit risk is often reflected in credit ratings. The value of an issuer’s securities held by the Fund may decline in response to adverse developments with respect to the issuer. If an issuer or guarantor of a security held by the Fund or a counterparty to a financial contract with the Fund defaults or is downgraded, or is perceived to be less creditworthy, or if the value of the assets underlying a security declines, the value of an investment in the Fund typically will decline. High yield securities and unrated securities of similar credit quality (commonly known as “junk bonds”) have a higher risk of default and are considered speculative. High yield securities also may be more volatile than higher-rated securities of similar maturity. The Fund may invest in securities which are subordinated to more senior securities of the issuer, or which represent interests in pools of such subordinated securities. The Fund is more likely to suffer a credit loss on subordinated securities than on non-subordinated securities of the same issuer. If there is a default, bankruptcy or liquidation of the issuer, most subordinated securities are paid only if sufficient assets remain after payment of the issuer’s non-subordinated securities. In addition, any recovery of interest or principal may take more time. As a result, even a perceived decline in creditworthiness of the issuer is likely to have a greater impact on subordinated securities. If a security held by the Fund defaults, or if the Fund buys already distressed securities, the Fund may incur expenses to enforce or protect its rights.

High Yield Securities Risk. The Fund may invest in high yield, high risk securities (also known as junk bonds) which are considered to be speculative. These investments may be issued by companies which are highly leveraged, less creditworthy or financially distressed. Non-investment grade debt securities can be more sensitive to short-term corporate, economic and market developments. During periods of economic uncertainty and change, the market price of the Fund’s investments and the Fund’s net asset value may be volatile. Furthermore, though these investments generally provide a higher yield than higher-rated debt securities, the high degree of risk involved in these investments can result in substantial or total losses. These securities are subject to greater risk of loss, greater sensitivity to economic changes, valuation difficulties, and a potential lack of a secondary or public market for securities. The market price of these securities can change suddenly and unexpectedly. As a result, the Fund is intended for investors who are able and willing to assume a high degree of risk

Liquidity Risk. Some of the fixed income securities in which the Fund invests may be less readily marketable and may be subject to greater fluctuation in price than other securities. As a result, some assets held by the Fund may be impossible or difficult to sell, particularly during times of market turmoil. Markets may become illiquid when, for instance, there are few, if any, interested buyers or sellers or when dealers are unwilling or unable to make a market for certain securities. The Fund may not be able to sell a restricted or illiquid security at a favorable time or price, thereby decreasing the Fund’s overall liquidity. Further, the lack of an established secondary market may make it more difficult to value illiquid securities. If the Fund is forced to sell an illiquid security to meet redemption requests or for other cash needs, the Fund may be forced to sell at a loss.

Management Risk. The Fund relies on the manager’s ability to pursue the fund’s investment objective is subject to active management risk. The manager will apply investment techniques and risk analyses in making investment decisions for a fund and there can be no guarantee that these will produce the desired results. A fund generally does not attempt to time

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the market and instead generally stays fully invested in the relevant asset class, such as domestic equities or foreign equities. Notwithstanding its benchmark, a fund may buy securities not included in its benchmark or hold securities in very different proportions from its benchmark. To the extent a fund invests in those securities, its performance depends on the ability of the manager to choose securities that perform better than securities that are included in the benchmark

Insolvency and Bankruptcy Risk. The Fund’s investments in obligations of stressed, distressed and bankrupt issuers, including debt obligations that are in default, generally trade significantly below par and are considered speculative. There is even a potential risk of loss by the Fund of its entire investment in such securities. There are a number of significant risks inherent in the bankruptcy process. A bankruptcy filing by an issuer may adversely and permanently affect the market position and operations of the issuer. The Adviser, on behalf of the Fund, may also participate on committees formed by creditors to negotiate with debtors with respect to restructuring issues. There can be no assurance that the Adviser’s participation would yield favorable results for the Fund, and such participation may subject the Fund to additional duties, liabilities and trading restrictions in a particular investment.

Non-Diversified Fund Risk. The Fund is non-diversified, which means it may hold larger positions in fewer securities than other funds. To the extent the Fund invests a larger percentage of its assets in a relatively small number of issuers, it may be subject to greater risks than a more diversified account. That is, a change in the value of any single investment held by the Fund may affect the overall value of the Fund more than it would affect a fund that holds more investments.

Merger Arbitrage Risk. A merger or other restructuring, or a tender or exchange offer, proposed or pending at the time the Fund invests in merger arbitrage securities may not be completed on the terms or within the time frame contemplated, which may result in losses to the Fund. Debt obligations of distressed companies typically are unrated, lower-rated, in default or close to default and are generally more likely to become worthless than the securities of more financially stable companies.

Non-Principal Investment Strategies

In addition to its principal investment strategies, the Fund may use the investment strategies described below. The Fund may also employ investment practices that this Prospectus does not describe, such as repurchase agreements, when-issued and forward commitment transactions, borrowing and other techniques. For more information concerning any of the Fund’s investment practices and its risks, see the Statement of Additional Information (“SAI”)

Securities Lending. To generate additional income, the fund may lend its portfolio securities to financial institutions. Loaned securities will be secured by cash collateral that the fund may invest in high quality short-term debt obligations, government obligations, bank guarantees or money market mutual funds.

Derivatives. The Fund may invest in derivatives, a category of investments that includes forward foreign currency exchange contracts, futures, options and swaps to protect its investments against changes resulting from market conditions (a practice called “hedging”), to reduce transaction costs or to manage cash flows. Forward foreign currency exchange contracts, futures and options are called derivatives because their value is derived from on an underlying asset or economic factor.

Short-Term Investing. The investments and strategies described in this Prospectus are those that are used under normal circumstances. During unusual economic, market, political or other circumstances, the Fund may invest up to 100% of its assets in short-term, high quality debt instruments, such as U.S. government securities. These instruments would not ordinarily be consistent with the Fund’s principal investment strategies, and may prevent the Fund from achieving its investment objective. The Fund will use a temporary strategy if the Adviser believes that pursuing the Fund’s investment objective will subject it to a significant risk of loss.

Selling short. The Adviser may engage in a strategy known as selling short. Selling a security short is when the Fund sells a security it does not own. To sell a security short the Fund must borrow the security from someone else to deliver to the buyer. The Fund then replaces the security it borrowed by purchasing it at the market price at or before the time of replacement. Until it replaces the security, the Fund repays the person that lent it the security for any interest or dividends that may have accrued during the period of the loan. The Fund typically sells securities short to take advantage of an anticipated decline in prices or to protect a profit in a security it already owns.

Non-Principal Investment Strategies Risks

Securities Lending Risk. Securities lending involves two primary risks: “investment risk” and “borrower default risk.” Investment risk is the risk that the fund will lose money from the investment of the cash collateral. Borrower default risk is the risk that the fund will lose money due to the failure of a borrower to return a borrowed security in a timely manner.

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Derivatives Risk. Derivatives are often more volatile than other investments and may magnify the Fund’s gains or losses. There are various factors that affect the Fund’s ability to achieve its objectives with derivatives. Successful use of a derivative depends on the degree to which prices of the underlying assets correlate with price movements in the derivatives the Fund buys or sells. The Fund could be negatively affected if the change in market value of its securities fails to correlate perfectly with the values of the derivatives it purchased or sold. In addition, derivatives can be volatile and involve significant risks, including counterparty risk (the risk that the other party to a contract defaults or refuses to honor the obligation), leverage risk (the risk that some derivatives entail embedded leverage magnifying losses) and liquidity risk (the risk that the derivative will be difficult to sell or close out at a favorable time or price).

Short-Term Investing Risk. When the Adviser pursues a temporary defensive strategy, the Fund may not profit from favorable developments that it would have otherwise profited from if it were pursuing its normal strategies.

Short Sale Risk  The fund will incur a loss as a result of a short sale if the price of the security sold short increases in value between the date of the short sale and the date on which the fund purchases the security to replace the borrowed security. In addition, a lender may request, or market conditions may dictate, that securities sold short be returned to the lender on short notice, and the fund may have to buy the securities sold short at an unfavorable price. If this occurs, any anticipated gain to the fund may be reduced or eliminated or the short sale may result in a loss. The fund’s losses are potentially unlimited in a short sale transaction. Short sales are speculative transactions and involve special risks, including greater reliance on the Adviser’s ability to accurately anticipate the future value of a security. To borrow the security, the Fund also may be required to pay a premium, which would increase the cost of the security sold. The Fund will incur transaction costs in effecting short sales. The Fund’s gains and losses will be decreased or increased, as the case may be, by the amount of the premium, dividends, interest, or expenses the Fund may be required to pay in connection with a short sale.

Portfolio Holdings Disclosure

A description of the Trust’s policy with respect to disclosure of information regarding the portfolio holdings of the Fund is available in the Statement of Additional Information (see “Disclosure of Information Regarding Portfolio Holdings” in the Statement of Additional Information).

Management of the Fund

Investment Adviser

LongCap Investment Management LLC (“Adviser”) serves as the investment adviser to the Fund and has its principal place of business at 95 Witherbee Ave., Pelham Manor, NY 10803. The Adviser is organized under the laws of the state of Delaware and is registered as an investment adviser with the SEC. The Adviser has provided investment advisory services to registered investment companies since November, 2015. As Adviser to the Fund, subject to the Board of Trustees’ supervision, LongCap Investment Management LLC reviews, supervises and administers the Fund’s investment program. The Adviser ensures compliance with the Fund’s investment policies and guidelines. For its services, the Adviser is entitled to a management fee of 0.75% which is calculated daily and paid monthly based on the average daily net assets of the Fund. As of the date of this prospectus LongCap Investment Management LLC had approximately $10 million in assets under management.

Disclosure regarding the basis for the Board of Trustees’ approval of the Investment Advisory Agreement between the Adviser and the Fund will be available in the Fund’s first report to shareholders for the period ended April 30, 2016.

Portfolio Manager

The portfolio manager responsible for the day-to-day management of the Fund’s investments is Ian Lapey.

Prior to forming LongCap Investment Management, LLC, Mr. Lapey served as an Investment Committee Member, Portfolio Manager and Senior Analyst at Third Avenue Management from 2001-2014. Prior to 2001, Mr. Lapey served as an equity analyst for Credit Suisse First Boston from 1998 - 2001 and for Salomon Brothers from 1997-1998. Mr. Lapey graduated from Williams College with a BA in Economics, from Northeastern University with a Masters in Accounting and from New York Stern School of Business with an MBA in Finance and Statistics.

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Additional information regarding the portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of securities in the Fund is available in the Statement of Additional Information (see “Investment Advisory and Other Services” in the Statement of Additional Information).

Business Manager and Administrator

Beacon Hill Fund Services, Inc. (“Beacon Hill”) serves as business manager and administrator for the Trust on behalf of the Fund. Beacon Hill, as business manager and administrator for the Trust, performs and coordinates all management and administration services for the Trust either directly or through working with the Trust’s service providers. Services provided include, but are not limited to, coordinating and monitoring activities of the third party service providers to the Fund; serving as officers of the Trust, including but not limited to President, Secretary, Chief Compliance Officer, Anti-Money Laundering Officer, Treasurer and others as are deemed necessary and appropriate; performing compliance services for the Trust, including maintaining the Trust compliance program as required under the 1940 Act; managing the process of filing amendments to the Trust’s registration statement and other reports to shareholders; coordinating the Board meeting preparation process; reviewing financial filings and filing with the Securities and Exchange Commission; and maintaining books and records in accordance with applicable laws and regulations.

Custodian, Transfer Agent, Financial Administrator and Fund Accountant

BNP Paribas, LLC, 51 West 52nd Street, New York, NY 10019, serves as the Trust’s custodian with respect to the Fund. Ultimus Fund Solutions, LLC serves as the Fund’s transfer agent, financial administrator and fund accountant. UMB Bank, N.A. provides cash management services to the Fund.

Your Account

Pricing Your Shares

Your order to purchase or redeem shares is priced at the net asset value (“NAV”) next calculated after your order is received in proper form by the Fund or financial intermediary. An order is considered to be in “proper form” if it includes all necessary information and documentation related to a purchase or redemption, and payment in full of the purchase amount. The NAV of the Fund may fluctuate every day.

A purchase, redemption or exchange request is considered to be “in proper form” when all necessary information is provided and all required documents are properly completed, signed and delivered. Requests must include the following:

•  The account number (if issued) and Fund name;

•  The amount of the transaction, in dollar amount or number of shares;

•  For redemptions and exchanges (other than telephone or wire redemptions), the signature of all account owners exactly as they are registered on the account;

•  Required signature guarantees, if applicable; and

•  Other supporting legal documents and certified resolutions that might be required in the case of estates, corporations, trusts and other entities or forms of ownership. Call 877-235-4722 (toll free) for more information about documentation that may be required of these entities.

Additionally, a purchase order initiating the opening of an account is not considered to be in “proper form” unless you have provided all information required under the “Customer Identification and Verification” section as described below.

Net Asset Value

The NAV of the Fund is calculated as of the close of regular trading on the New York Stock Exchange (“NYSE”) (generally 4:00 p.m., Eastern Time) on each day that the NYSE is open for business. Currently, the NYSE is closed on weekends and in recognition of the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas. The NAV per share may fluctuate daily. To calculate NAV, the Fund’s assets are valued and totaled, liabilities are subtracted, and the balance is divided by the number of shares outstanding.

Valuing the Fund’s Assets

The market value of the Fund’s investments is determined primarily on the basis of readily available market quotations for equity securities and prices supplied by independent pricing services for fixed income securities. If market quotations for a security are not available or market quotations or a price provided by a pricing service do not reflect fair value, or if an event occurs after the close of trading on the domestic or foreign exchange or market on which the security is principally traded (but prior to the time the NAV is calculated) that materially affects fair value, the Pricing Committee, established pursuant to the Fund’s security valuation procedures, will value the Fund’s assets at their fair value according to policies approved

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by the Board of Trustees. When fair value pricing is employed, the prices of securities used by the Fund to calculate its NAV are based on the consideration by the Pricing Committee of a number of subjective factors and therefore may differ from quoted or published prices for the same securities. Fair valuation involves subjective judgments, and it is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security. To the extent the assets of the Fund are invested in other registered investment companies, not listed on an exchange, the Fund’s NAV is calculated based upon the NAVs reported by such registered investment companies, and the prospectuses for these companies explain the circumstances under which they will use fair value pricing and the effects of using fair value pricing.

In addition, fair value pricing may be used if events materially affecting the value of foreign securities occur between the time when the exchange on which they are traded closes and the time when the NAV is calculated. The Fund identifies possible fluctuations in international securities by monitoring the increase or decrease in the value of a designated benchmark index. In the event of an increase or decrease greater than predetermined levels, the Fund may use a systematic valuation model provided by an independent third party pricing service to fair value its international equity securities. Without a fair value price, short-term investors could take advantage of the arbitrage opportunity and dilute the NAV of long-term investors. Foreign markets in which the Fund buys securities may be open on days the U.S. markets are closed, causing the Fund’s NAV to change even though the Fund is closed. While fair valuation of the Fund’s portfolio securities can serve to reduce arbitrage opportunities, there is no assurance that fair value pricing policies will prevent dilution of the NAV by short-term investors.

Investing in the Fund

Share Purchases

Shares of the Fund have not been registered for sale outside of the United States. This prospectus is not intended for distribution to prospective investors outside of the United States. The Fund generally does not market or sell shares to investors domiciled outside of the United States, even if the investors are citizens or lawful permanent residents of the United States. Any non-U.S. shareholders generally would be subject to U.S. tax withholding on distributions by the Fund. This prospectus does not address in detail the tax consequences affecting any shareholder who is a nonresident alien individual or a non-U.S. trust or estate, corporation or partnership. Investment in the Fund by non-U.S. investors may be permitted on a case-by-case basis, at the sole discretion of the Fund.

Shares are available for purchase every day the NYSE is open for business, at the NAV next calculated after receipt of a purchase order in proper form. The Fund reserves the right to reject any purchase request. Investors who purchase shares through a broker-dealer or other financial intermediary may be charged a fee by such broker-dealer or intermediary. The Fund mails you confirmations of all purchases or redemptions of Fund shares if shares are purchased directly through each Fund. Certificates representing shares are not issued.

Minimum Investment Required

The minimum initial investment in the Fund is $2,500. The minimum addition investment in the fund is $100. These minimum investment requirements may be waived or reduced for any reason at the discretion of the Fund.

Opening an Account

An account may be opened by mail or bank wire if it is submitted in proper form, as follows:

By Mail. To open a new account by mail:

•	Complete and sign the account application.

•	Enclose a check payable to the Fund.

•	Mail the application and the check to the Transfer Agent at one of the following address:

Via Regular Mail: LongCap Value Fund c/o Ultimus Fund Solutions, LLC P.O. Box 46707 Cincinnati, Ohio 45246-0707	Via Overnight Mail: LongCap Value Fund c/o Ultimus Fund Solutions, LLC 225 Pictoria Drive, Suite 450 Cincinnati, Ohio 45246

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Shares will be issued at the NAV next computed after receipt of your application and check. All purchases must be made in U.S. dollars and checks must be drawn on U.S. financial institutions. The Fund does not accept cash, drafts, “starter” checks, traveler’s checks, credit card checks, post-dated checks, cashier’s checks under $10,000, or money orders. In addition, the Fund does not accept checks made payable to third parties. When shares are purchased by check, the proceeds from the redemption of those shares will not be paid until the purchase check has been converted to federal funds, which could take up to 15 calendar days from the date of purchase. If an order to purchase shares is canceled because your check does not clear, you will be responsible for any resulting losses or other fees incurred by the Fund or the Transfer Agent in the transaction.

By sending your check to the Transfer Agent, please be aware that you are authorizing the Transfer Agent to make a one-time electronic debit from your account at the financial institution indicated on your check. Your bank account will be debited as early as the same day the Transfer Agent receives your payment in the amount of your check; no additional amount will be added to the total. The transaction will appear on your bank statement. Your original check will be destroyed once processed, and you will not receive your canceled check back. If the Transfer Agent cannot post the transaction electronically, you authorize the Transfer Agent to present an image copy of your check for payment.

By Wire. To open a new account by wire of federal funds, call the Transfer Agent at 1-877-235-4722 to obtain the necessary information to instruct your financial institution to wire your investment. A representative will assist you in obtaining an account application, which must be completed, signed and faxed (or mailed) to the Transfer Agent before payment by wire will be accepted.

The Fund requires advance notification of all wire purchases in order to ensure that the wire is received in proper form and that your account is subsequently credited in a timely fashion. Failure to notify the Transfer Agent prior to the transmittal of the bank wire may result in a delay in purchasing shares of the Fund. An order, following proper advance notification to the Transfer Agent, is considered received when UMB Bank, N.A. (“UMB”), the Fund’s cash management bank, receives payment by wire. If your account application was faxed to the Transfer Agent, you must also mail the completed account application to the Transfer Agent on the same day the wire payment is made. See “Opening an Account – By Mail” above. Your financial institution may charge a fee for wiring funds. Shares will be issued at the NAV next computed after receipt of your wire in proper form.

Through Your Broker or Financial Institution. Shares of the Fund may be purchased through certain brokerage firms and financial institutions that are authorized to accept orders on behalf of the Fund at the NAV next determined after your order is received by such organization in proper form. These organizations are authorized to designate other intermediaries to receive purchase orders on the Funds’ behalf. The Fund will be deemed to have received a purchase or redemption order when an authorized broker or, if applicable, its authorized designee, receives the order in proper form. These organizations may charge you transaction fees on purchases of Fund shares and may impose other charges or restrictions or account options that differ from those applicable to shareholders who purchase shares directly through the Fund. These organizations may be the shareholders of record of your shares. The Fund is not responsible for ensuring that the organizations carry out their obligations to their customers. Shareholders investing in this manner should look to the organization through which they invest for specific instructions on how to purchase and redeem shares.

Subsequent Investments

Once an account is open, additional purchases of Fund shares may be made at any time. Additional purchases must be submitted in proper form as described below. Additional purchases may be made:

•	By sending a check, made payable to the Fund, c/o Ultimus Fund Solutions, LLC, P.O. Box 46707, Cincinnati, Ohio 45246-0707. Be sure to note your account number on the memo line of your check. The shareholder will be responsible for any fees incurred or losses suffered by the Fund as a result of any check returned for insufficient funds.

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•	By wire to the account of the Fund described under “Opening an Account – By Wire.” Shareholders are required to call the Transfer Agent at 1-877-235-4722 before wiring funds.

•	Through your brokerage firm or other financial institution.

Automatic Investment Plan and Direct Deposit Plans

The minimum investments under the automatic investment plan must be at least $100 under the plan and are made on the 15th and/or last business day of the month. The Transfer Agent currently pays the costs of this service, but reserves the right, upon 30 days written notice, to make reasonable charges. Your depository institution may impose its own charge for making transfers from your account.

Customer Identification and Verification

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person that opens a new account, and to determine whether such person’s name appears on government lists of known or suspected terrorists and terrorist organizations. As a result, the Fund must obtain the following information for each person that opens a new account:

•	Name;

•	Date of birth (for individuals);

•	Residential or business street address (although post office boxes are still permitted for mailing);

•	Social security number, taxpayer identification number, or other identifying number.

You may also be asked for a copy of your driver’s license, passport, or other identifying document in order to verify your identity. In addition, it may be necessary to verify your identity by cross-referencing your identification information with a consumer report or other electronic database. Additional information may be required to open accounts for corporations and other entities. Federal law prohibits the Fund and other financial institutions from opening a new account unless they receive the minimum identifying information listed above.

After an account is opened, the Fund may restrict your ability to purchase additional shares until your identity is verified. The Fund also may close your account or take other appropriate action if they are unable to verify your identity within a reasonable time. If your account is closed for this reason, your shares will be redeemed at the NAV next calculated after the account is closed. In that case, your redemption proceeds may be worth more of less than your original investment. The Fund will not be responsible for any loss incurred due to the Fund’s inability to verify your identity.

Anti-Money Laundering Program

The Trust is required to comply with various federal anti-money laundering laws and regulations. Consequently, the Trust may be required to hold the account of an investor if the investor appears to be involved in suspicious activity or if certain account information matches information on government lists of known terrorists or other suspicious persons, or the Trust may be required to transfer the account or proceeds of the account to a government agency.

Federal law requires the Trust to obtain, verify and record identifying information, which may include the name, street address, date of birth, taxpayer identification number or other identifying information for investors who open an account with the Trust. Financial institutions as defined at 31 U.S.C. 5312(a)(2) regulated by a federal functional regulator or a bank regulated by a state bank regulator are not subject to the customer identification requirements. The Trust may also ask to see other identifying documents. Applications without this information may not be accepted and orders will not be processed. The Trust reserves the right to place limits on transactions in any account until the identity of the investor is verified; to refuse an investment in the Trust or involuntarily redeem an investor’s shares and close an account in the event that an investor’s identity is not verified; or suspend the payment of withdrawal proceeds if it is deemed necessary to comply with anti-money laundering regulations. The Trust and its agents will not be responsible for any loss resulting from the investor’s delay in providing all required identifying information or from closing an account and redeeming an investor’s shares when an investor’s identity cannot be verified.

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Frequent Purchases and Redemptions of Fund Shares

Frequent purchases and redemptions of the Fund’s shares may present risks to other shareholders of the Fund. These risks include disruption of portfolio investment strategies, with potential resulting harm to performance, and increased trading costs or Fund expenses. The Fund discourages, and has established policies and procedures designed to detect and deter, frequent trading that may be harmful to shareholders for other than legitimate liquidity needs. Under the Fund’s policies and procedures approved by the Board of Trustees, (i) trading activity in shareholder accounts, except accounts held in the name of a financial intermediary, that meet thresholds set by the Fund based on the frequency and size of transactions in the account during a specified time period may be reviewed to assess whether the frequent trading in the account may be harmful to other shareholders and is pursued for the purpose of attempting to profit from anticipated short-term market moves up or down (“market timing”); (ii) the Fund reserves the right to reject or restrict any purchase order or exchange, including any frequent trading believed to constitute market timing; and (iii) the Fund and Distributor are prohibited from entering into any agreement that would permit or facilitate market timing in the Fund. Although these efforts are designed to deter frequent purchases and redemptions of Fund shares pursued for purposes of market timing, there is no assurance that these policies and procedures will be effective. These policies and procedures may be modified or terminated at any time without notice to shareholders.

Shares of the Fund may be held in the name of a financial intermediary. These accounts may be comprised of multiple investors whose purchases and redemptions are aggregated and netted before being submitted to the Fund. With respect to accounts held through intermediaries, such intermediaries generally are contractually obligated to provide the Fund with certain shareholder trading information. However, the Fund cannot directly control activity through all channels and is dependent on intermediaries to enforce the Fund’s policies and procedures. In certain cases, intermediaries may be unable to implement these policies or may not be able to implement policies and procedures in the same manner as the Fund due to system or other constraints or issues. Shareholders who invest through omnibus accounts may be subject to policies and procedures that differ from those applied by the Fund to direct shareholders.

Other Purchase Information

The Fund reserves the right to limit the amount of purchases and to refuse to sell to any person or intermediary. If your wire does not clear, you will be responsible for any loss incurred by the Fund. If you are already a Fund shareholder, the Fund reserves the right to redeem shares from any identically registered account in the Fund as reimbursement for any loss incurred or money owed to the Fund. You also may be prohibited or restricted from making future purchases in the Fund.

Shares of the Fund are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the 1933 Act. Shares may be redeemed in accordance with the procedures set forth in this prospectus.

Redeeming Shares

The Fund redeems shares at the net asset value next determined after the Transfer Agent receives the redemption request. Redemptions may be made on Business Days. Redemption requests must be received in proper form and can be made by telephone or in writing.

By Mail. You may redeem shares by mailing a written request to the LongCap Value Fund, c/o Ultimus Fund Solutions, LLC, P.O. Box 46707, Cincinnati, Ohio 45246-0707. Written requests must state the shareholder’s name, the account number and the shares or dollar amount to be redeemed and be signed exactly as the shares are registered.

Signature Guarantees. If the shares to be redeemed have a value of greater than $50,000, or if the payment of the proceeds of a redemption of any amount is to be sent to a person other than the shareholder of record or to an address other than that on record with the Fund, you must have all signatures on written redemption requests guaranteed. If the name(s) or the address on your account has changed within the previous 15 days of your redemption request, the request must be made in writing with your signature guaranteed, regardless of the value of the shares being redeemed. The Transfer Agent will accept signatures guaranteed by a domestic bank or trust company, broker, dealer, clearing agency, savings association or other financial institution which participates in the STAMP Medallion program sponsored by the

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Securities Transfer Association. Signature guarantees from financial institutions which do not participate in the STAMP Medallion program will not be accepted. A notary public cannot provide a signature guarantee. The Transfer Agent has adopted standards for accepting signature guarantees from the above institutions. The Fund and the Transfer Agent reserve the right to amend these standards at any time without notice.

Redemption requests by corporate and fiduciary shareholders must be accompanied by appropriate documentation establishing the authority of the person seeking to act on behalf of the account. Forms of resolutions and other documentation to assist in compliance with the Transfer Agent’s procedures may be obtained by calling the Transfer Agent.

By Telephone. Unless you specifically decline the telephone redemption privilege on your account application, you may also redeem shares having a value of $50,000 or less by telephone by calling the Transfer Agent at 1-877-235-4722.

Telephone redemptions may be requested only if the proceeds are to be sent to the shareholder of record and mailed to the address on record with the Fund. Account designations may be changed by sending the Transfer Agent a written request with all signatures guaranteed as described above. Upon request, redemption proceeds of $100 or more may be transferred electronically from an account you maintain with a financial institution by an Automated Clearing House (“ACH”) transaction, and proceeds of $1,000 or more may be transferred by wire, in either case to the account registration stated on the account application. Shareholders may be charged a fee of $20 by the Fund’s cash management bank, UMB for outgoing wires.

The Transfer Agent requires personal identification before accepting any redemption request by telephone, and telephone redemption instructions may be recorded. If reasonable procedures are followed by the Transfer Agent, neither the Transfer Agent nor the Fund will be liable for losses due to unauthorized or fraudulent telephone instructions. In the event of drastic economic or market changes, a shareholder may experience difficulty in redeeming shares by telephone. If such a case should occur, redemption by mail should be considered.

Through Your Broker or Financial Institution. You may also redeem your shares through a brokerage firm or financial institution that has been authorized to accept orders on behalf of the Funds at the NAV next determined after your order is received by such organization in proper form. These organizations are authorized to designate other intermediaries to receive redemption orders on the Fund’s behalf. The Fund calculates the NAV as of the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time). Your brokerage firm or financial institution may require a redemption request to be received at an earlier time during the day in order for your redemption to be effective as of the day the order is received. These organizations may be authorized to designate other intermediaries to act in this capacity. Such an organization may charge you transaction fees on redemptions of Fund shares and may impose other charges or restrictions or account options that differ from those applicable to shareholders who redeem shares directly through the Transfer Agent.

Receiving Payment

The Fund normally makes payment for all shares redeemed within 7 days after receipt by the Transfer Agent of a redemption request in proper form. Under unusual circumstances as permitted by the Securities and Exchange Commission, the Fund may suspend the right of redemption or delay payment of redemption proceeds for more than 7 days. A requested wire of redemption proceeds normally will be sent on the business day following the redemption request. However, when shares are purchased by check or through ACH, the proceeds from the redemption of those shares will not be paid until the purchase check or ACH transfer has been converted to federal funds, which could take up to 15 calendar days.

Any undelivered checks or checks that are not cashed for six months may be deemed legally abandoned if an attempt to reach you to request a reissue of the check is not successful. The proceeds will then be escheated (transferred) to the appropriate state’s unclaimed property administration in accordance with statutory requirements.

Involuntary Redemption

Due to the high cost of maintaining shareholder accounts, the Funds may involuntarily redeem shares in an account, and pay the proceeds to the shareholder, if the shareholder’s account balance falls below $1,000 due to shareholder redemptions. This does not apply, however, if the balance falls below the minimum solely because of a decline in the Fund’s NAV. Before shares are redeemed to close an account, the shareholder is notified in writing and allowed 30 days to purchase additional shares to meet the minimum account balance requirement.

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Automatic Withdrawal Plan

If the shares in your account have a value of at least $5,000, you (or another person you have designated) may receive monthly or quarterly payments in a specified amount of not less than $100 each. There is currently no charge for this service, but the Transfer Agent reserves the right, upon 30 days written notice, to make reasonable charges. Telephone the Transfer Agent toll-free at 1-888-884-8099 for additional information.

Redemptions in Kind

The Fund reserves the right to make payment for a redemption in securities rather than cash, which is known as a “redemption in kind.” This would be done only under extraordinary circumstances and if the Fund deems it advisable for the benefit of all shareholders, such as a very large redemption that could affect Fund operations (for example, more than 1% of the Fund’s net assets). A redemption in kind will consist of securities equal in market value to the Fund shares being redeemed. Fund shareholders may incur brokerage charges on the sale of any securities distributed in lieu of cash. If payment is made in securities, the Fund will value the securities selected in the same manner in which it computes its NAV. This process minimizes the effect of large redemptions on the Fund and its remaining shareholders.

Additional Compensation to Financial Intermediaries

The Adviser may, at its own expense and out of its own profits, provide additional cash payments to financial intermediaries who sell shares of the Fund and/or whose clients or customers hold shares of the Fund. These additional payments generally are made to financial intermediaries that provide shareholder or administrative services, or distribution related services. Payments generally are based on either (1) a percentage of the average daily net assets of clients serviced by such financial intermediary, or (2) the number of accounts serviced by such financial intermediary. These additional cash payments also may be made as an expense reimbursement in cases where the financial intermediary provides shareholder services to Fund shareholders.

Shareholder Information

Shareholder Reports and Other Information

The Fund will send one copy of prospectus and shareholder reports to households containing multiple shareholders with the same last name. This process, known as “householding,” reduces costs and provides a convenience to shareholders. If you share the same last name and address with another shareholder and you prefer to receive separate prospectuses and shareholder reports, call the Fund at 877-235-4722 (toll free) and we will begin separate mailings to you within 30 days of your request. If you or others in your household invest in the Fund through a broker or other financial intermediary, you may receive separate prospectuses and shareholder reports, regardless of whether or not you have consented to householding on your investment application.

Dividends and Distributions

The Fund typically declares and pays income dividends annually. Net capital gains, if any, of the Fund are generally declared and paid once each year. The Fund may distribute income dividends and capital gains more frequently, if necessary, in order to reduce or eliminate federal excise or income taxes on the Fund. The amount of any distribution varies and there is no guarantee the Fund will pay either income dividends or capital gain distributions.

Income dividends and capital gain distributions are automatically reinvested in additional shares of the Fund at the applicable NAV on the distribution date unless you request cash distributions on your application or through a written request. If cash payment is requested, a check normally will be mailed within seven business days after the payable date.

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Federal Income Tax Information

The Fund intends to remain qualified as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”), for its future taxable years so long as such qualification is in the best interests of shareholders. If the Fund so qualifies, it will not pay federal income tax on the income and capital gains that it distributes to its shareholders.

The Fund intends to distribute all its net investment income and net capital gains, if any, to its shareholders. Unless otherwise exempt, shareholders are required to pay federal income tax on any taxable dividends and distributions received. This applies whether dividends or distributions are received in cash or as additional shares.

Distributions of net investment income, other than “qualified dividend income,” are taxable for federal income tax purposes at ordinary income tax rates. Distributions designated as qualified dividend income are generally taxed to non-corporate investors at federal income tax rates applicable to long-term capital gains, provided certain holding period and other requirements contained in the Code are satisfied. Distributions of net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) are taxable for federal income tax purposes as long-term capital gain regardless of how long the shareholder has held Fund shares. Long-term capital gain is taxable to non-corporate shareholders at a maximum federal income tax rate of 20%. Distributions of net short-term capital gain (i.e., net short-term capital gain less any net long-term capital loss) are taxable as ordinary income regardless of how long the shareholder has held Fund shares. Dividends paid by the Fund may qualify in part for the “dividends received deduction” available to corporate shareholders, provided certain holding period and other requirements are satisfied.

Dividends declared in October, November or December to shareholders of record as of a date in such month and paid during the following January are treated as if received by shareholders on December 31 of the calendar year declared. Information on the federal income tax status of dividends and distributions is provided annually.

If a shareholder purchases shares of the Fund shortly before a dividend or distribution, the shareholder will pay the full price for the shares and receive a portion of the purchase price back as a taxable distribution. This is referred to as “buying a dividend.”

Unless a shareholder is exempt from federal income tax, a redemption or exchange of Fund shares is generally a taxable event. Depending on the purchase price and the sale price of the shares the shareholder sells or exchanges, the shareholder may have a gain or a loss on the transaction. The gain or loss will generally be treated as a long-term capital gain or loss if the shares were held for more than one year. If the shares were held for one year or less, the gain or loss will generally be treated as a short-term capital gain or loss.

An additional 3.8% Medicare tax is imposed on certain net investment income (including dividends and distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds a threshold amount.

The Fund may be required to withhold, for U.S. federal income tax purposes, a portion of all distributions and redemption proceeds payable to shareholders who fail to provide the Fund with their correct taxpayer identification number or who fail to make required certifications or if the Fund or the shareholder has been notified by the Internal Revenue Service that the shareholder is subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder’s U.S. federal income tax liability provided the appropriate information is furnished to the Internal Revenue Service.

Dividends and distributions may be subject to state and local taxes.

Prospective shareholders of the Fund should consult with their own tax advisers concerning the effect of owning shares of the Fund in light of their particular tax situation.

Financial Highlights

Financial information about the Fund is not provided because, as of the date of this prospectus, the Fund has not yet commenced operations. Once the information is available, you may request a copy of this information by calling the Fund at 1-877-235-4722.

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LongCap Value Fund

Privacy Policy

SAFEGUARDING PRIVACY

We recognize and respect the privacy expectations of each of our investors and we believe the confidentiality and protection of investor information is one of our fundamental responsibilities. New technologies have dramatically changed the way information is gathered and used, but our continuing commitment to preserving the security and confidentiality of investor information has remained a core value of Asset Management Fund.

INFORMATION WE COLLECT AND SOURCES OF INFORMATION

We may collect information about our customers to help identify you, evaluate your application, service and manage your account and offer services and products you may find valuable. We collect this information from a variety of sources including:

•	Information we receive from you on applications or other forms (e.g. your name, address, date of birth, social security number and investment information);

•	Information about your transactions and experiences with us and our affiliates (e.g. your account balance, transaction history and investment selections); and

•	Information we obtain from third parties regarding their brokerage, investment advisory, custodial or other relationship with you (e.g. your account number, account balance and transaction history.

INFORMATION WE SHARE WITH SERVICE PROVIDERS

We may disclose all non-public personal information we collect, as described above, to companies (including affiliates) that perform services on our behalf, including those that assist us in responding to inquiries, processing transactions, preparing and mailing account statements and other forms of shareholder services provided they use the information solely for these purposes and they enter into confidentiality agreements regarding the information.

INFORMATION WE MAY SHARE WITH AFFILIATES

If we have affiliates which are financial service providers that offer investment advisory, brokerage and other financial services, we may (subject to Board approval) share information among our affiliates to better assist you in achieving your financial goals.

SAFEGUARDING CUSTOMER INFORMATION

We will safeguard, according to federal standards of security and confidentiality, any non-public personal information our customers share with us.

We will limit the collection and use of non-public customer information to the minimum necessary to deliver superior service to our customers which includes advising our customers about our products and services and to administer our business.

We will permit only authorized employees who are trained in the proper handling of non-public customer information to have access to that information.

We will not reveal non-public customer information to any external organization unless we have previously informed the customer in disclosures or agreements, have been authorized by the customer or are required by law or our regulators.

We value you as a customer and take your personal privacy seriously. We will inform you of our policies for collecting, using, securing and sharing nonpublic personal information the first time we do business and every year that you are a customer of Asset Management Fund or anytime we make a material change to our privacy policy.

This Privacy Policy is Not Part of the Prospectus

Shareholder Reference Information

Adviser
LongCap Investment Management LLC
95 Witherbee Ave.
Pelham Manor, New York 10803

Financial Administrator and Transfer and Dividend Agent
Ultimus Fund Solutions, LLC
225 Pictoria Drive, Suite 450
Cincinnati, Ohio 45246
Business Manager and Administrator
Beacon Hill Fund Services, Inc. 325 John H. McConnell Boulevard, Suite 150 Columbus, Ohio 43215 Legal Counsel
Vedder Price P.C.
222 N. LaSalle Street
Chicago, Illinois 60601

Custodian
BNP Paribas
51 West 52nd Street
New York, New York 10019

Independent Registered Public Accounting Firm
Cohen Fund Audit Services
1350 Euclid Ave., Suite 800
Cleveland, Ohio 44115

Additional information about the Fund may be found in the Statement of Additional Information. The Statement of Additional Information contains more detailed information on the Fund’s investments and operations. The annual shareholder report will contain a discussion of the market conditions and the investment strategies that significantly affected the performance of the Fund during the last fiscal year. The annual and semi-annual shareholder reports will contain a listing of the Fund’s portfolio holdings and the Fund’s financial statements. These documents, when available, may be obtained without charge from the following sources:

By Phone:	In Person:
1-877-235-4722	Public Reference Room
Securities and Exchange Commission
By Mail:	Washington, D.C.
LongCap Value Fund	(Call 1-202-551-8090 for more information)
c/o Ultimus Fund solutions, LLC P.O. Box 46707
Cincinnati, Ohio 45246-0707	By Internet:
http://www.sec.gov (EDGAR Database)
Public Reference Section
Securities and Exchange Commission
Washington, D.C. 20549-0102	By E-mail:
(a duplication fee is charged)	publicinfo@sec.gov
(a duplication fee is charged)

To request other information about the Fund or to make shareholder inquiries, call 1-877-235-4722.

The Statement of Additional Information is incorporated by reference into this Prospectus (is legally a part of this Prospectus).

Investment Company Act file number: 811-03541

LONGCAP VALUE FUND

A series of Asset Management Fund

STATEMENT OF ADDITIONAL INFORMATION

NOVEMBER 24, 2015

This Statement of Additional Information (“SAI”) is not a prospectus. This SAI is intended to provide additional information regarding the activities and operations of the LongCap Value Fund (the “Fund”). This SAI should be read in conjunction with the prospectus dated November 24, 2015. A copy of the prospectus can be obtained at no charge by writing to the transfer agent, Ultimus Fund Solutions, LLC, P.O. Box 46707, Cincinnati, Ohio 45246-0707, or by calling 877-235-4722 (toll free). The Fund’s prospectus (“Prospectus”) is incorporated by reference into this SAI.

Shares of LongCap Value Fund (the “Fund”), a series of Asset Management Fund (the “Trust”), are not registered under the Securities Act of 1933, as amended (the “1933 Act”). Shares will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investment in the Fund may be made only by individuals or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This prospectus does not constitute an offer to the public to sell, or the solicitation of the public of an offer to buy, any shares of the Fund.

NO RESALE OF SHARES MAY BE MADE UNLESS THE SHARES ARE SUBSEQUENTLY REGISTERED UNDER
THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. HOWEVER,
SHARES ARE REDEEMABLE AS DESCRIBED IN THE PROSPECTUS. NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS OR GIVE ANY INFORMATION WITH RESPECT TO THE SHARES, EXCEPT THE INFORMATION CONTAINED HEREIN OR IN THE TRUST'S REGISTRATION STATEMENT FILED UNDER THE INVESTMENT COMPANY ACT.

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DESCRIPTION OF THE TRUST AND THE FUND

The Trust is a Delaware statutory trust operating under a First Amended and Restated Declaration of Trust dated September 22, 2006. The Trust was formerly a Maryland corporation, which commenced operations on November 9, 1982. In September 1994, the Trust changed its name from Asset Management Fund for Financial Institutions, Inc. to Asset Management Fund, Inc. and on September 30, 1999, as part of the reorganization into a Delaware statutory trust, changed its name to Asset Management Fund. The Trust Agreement permits the Board of Trustees (“Trustees” or “Board”) to authorize and issue an unlimited number of shares of beneficial interest of separate series. This Statement of Additional Information relates to the LongCap Value Fund (the “Fund”), a series of the Trust. The investment adviser to the Fund is LongCap Investment Management, LLC (the “Adviser”).

The Fund is a non-diversified fund.

The Fund does not issue share certificates. All shares are held in non-certificated form registered on the books of the Fund and the transfer agent for the account of the shareholder. Each share of a series represents an equal proportionate interest in the assets and liabilities belonging to that series and is entitled to such dividends and distributions out of income belonging to the series as are declared by the Trustees. The shares do not have cumulative voting rights or any preemptive or conversion rights, and the Trustees have the authority from time to time to divide or combine the shares of any series into a greater or lesser number of shares of that series so long as the proportionate beneficial interest in the assets belonging to that series and the rights of the shareholders of any other series are in no way affected. In case of any liquidation of a series, the shareholders of the series being liquidated will be entitled to receive as a class a distribution out of the assets, net of the liabilities, belonging to that series. Expenses attributable to any series are borne by that series. Any general expenses of the Trust not readily identifiable as belonging to a particular series are allocated by or under the direction of the Trustees in such manner as the Trustees determine to be fair and equitable. No shareholder is liable to further calls or to assessment by the Trust without his or her express consent.

Any Trustee of the Trust may be removed by vote of the shareholders holding not less than two-thirds of the outstanding shares of the Trust. The Trust does not hold an annual meeting of shareholders. When matters are submitted to shareholders for a vote, each shareholder is entitled to one vote for each whole share he or she owns and fractional votes for fractional shares he or she owns. All shares of the Fund have equal voting and liquidation rights. The Declaration of Trust can be amended by the Trustees, except that any amendment that adversely affects the rights of shareholders must be approved by the shareholders affected. All shares of the Fund are subject to involuntary redemption if the Trustees determine to liquidate the Fund. An involuntary redemption will create a capital gain or a capital loss, which may have tax consequences about which you should consult your tax adviser.

For information concerning the purchase and redemption of shares of the Fund, see “Investing in the Fund” in the Prospectus. For a description of the methods used to determine the share price and value of the Fund’s assets, see “Your Account - Pricing Your Shares” in the Prospectus and “Determination of Net Asset Value” in this Statement of Additional Information.

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ADDITIONAL INFORMATION ABOUT THE FUND’S INVESTMENTS

Investment Strategies and Risks

All principal investment strategies and risks of the Fund are discussed in the Prospectus. This section contains a more detailed discussion of some of the investments the Fund may make, some of the techniques the Fund may use and the risks related to those techniques and investments. Additional non-principal strategies and risks also are discussed here.

As noted in the Prospectus, in addition to the main investment strategy and the main investment risks described in the Prospectus, the Fund may employ other investment strategies and may be subject to other risks, which are described below. The Fund may engage in the practices described below to the extent consistent with its investment objectives, strategies, polices and restrictions. However, the Fund is not required to engage in any particular transaction or purchase any particular type of securities or investment even if to do so might benefit the Fund.

Equity Securities.  Equity securities represent ownership interests in a company or corporation, and include common stock, preferred stock, warrants and other rights to acquire such instruments. Holders of equity securities are not creditors of the issuer and, in the event the issuer is liquidated, would be entitled to their pro rata share of the issuer’s assets, if any, after creditors (including the holders of fixed income securities and senior equity securities) are paid.

Common Stocks.  Common stocks represent units of ownership in a company. Common stocks usually carry voting rights and earn dividends. Unlike preferred stocks, which are described below, dividends on common stocks are not fixed but are declared at the discretion of the company’s Board.

Preferred Stocks.   Preferred stocks are also units of ownership in a company. Preferred stocks normally have preference over common stock in the payment of dividends and the liquidation of the company. However, in all other respects, preferred stocks are subordinated to the liabilities of the issuer. Unlike common stocks, preferred stocks are generally not entitled to vote on corporate matters. Types of preferred stocks include adjustable-rate preferred stock, fixed dividend preferred stock, perpetual preferred stock, and sinking fund preferred stock. Generally, the market values of preferred stock with a fixed dividend rate and no conversion element vary inversely with interest rates and perceived credit risk.

Convertible Securities.  Convertible securities are securities that may be exchanged for, converted into, or exercised to acquire a predetermined number of shares of the issuer’s common stock at the holder’s option during a specified time period (such as convertible preferred stocks, convertible debentures and warrants). A convertible security is generally a fixed income security that is senior to common stock in an issuer’s capital structure, but is usually subordinated to similar non-convertible securities. In exchange for the conversion feature, many corporations will pay a lower rate of interest on convertible securities than debt securities of the same corporation. In general, the market value of a convertible security is at least the higher of its “investment value” (i.e., its value as a fixed income security) or its “conversion value” (i.e., its value upon conversion into its underlying common stock).

Convertible securities are subject to the same risks as similar securities without the convertible feature. The price of a convertible security is more volatile during times of steady interest rates than other types of debt securities. The price of a convertible security tends to increase as the market value of the underlying stock rises, whereas it tends to decrease as the market value of the underlying common stock declines.

Rights and Warrants.  A right is a privilege granted to existing shareholders of a corporation to subscribe to shares of a new issue of common stock before it is issued. Rights normally have a short life, usually two to four weeks, are freely transferable and entitle the holder to buy the new common stock at a lower price than the public offering price. Warrants are securities that are usually issued together with a debt security or preferred stock and that give the holder the right to buy proportionate amount of common stock at a specified price. Warrants are freely transferable and are traded on major exchanges. Unlike rights, warrants normally have a life that is measured in years and entitles the holder to buy common stock of a company at a price that is usually higher than the market price at the time the warrant is issued. Corporations often issue warrants to make the accompanying debt security more attractive.

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An investment in warrants and rights may entail greater risks than certain other types of investments. Generally, rights and warrants do not carry the right to receive dividends or exercise voting rights with respect to the underlying securities, and they do not represent any rights in the assets of the issuer. In addition, their value does not necessarily change with the value of the underlying securities, and they cease to have value if they are not exercised on or before their expiration date. Investing in rights and warrants increases the potential profit or loss to be realized from the investment as compared with investing the same amount in the underlying securities.

Risks of Investing in Equity Securities.  While investing in stocks allows investors to participate in the benefits of owning a company, investors must accept the risks of ownership. Unlike bondholders, who have preferential rights to a company’s earnings and cash flow, preferred stockholders, followed by common stockholders in order of priority, are entitled only to the residual amount after a company meets its other obligations. For this reason, the value of a company’s stock will usually react more strongly to actual or perceived changes in the company’s financial condition or prospects than its debt obligations. Stockholders of a company that fares poorly can lose money. Stock markets tend to move in cycles with short or extended periods of rising and falling stock prices. The value of a company’s stock may fall because of:

●	Factors that directly relate to that company, such as decisions made by its management or lower demand for the company’s products or services;

●	Factors affecting an entire industry, such as increases in production costs; and

●	Changes in financial market conditions that are relatively unrelated to the company or its industry, such as changes in interest rates, currency exchange rates or inflation rates.

Because common and preferred stock is generally junior to debt securities and other obligations of the issuer, deterioration in the credit quality of the issuer will cause greater changes in the value of common and preferred stock than in a more senior debt security with similar stated yield characteristics.

Small and Medium-Sized Companies.  Investors in small and medium-sized companies typically take on greater risk and price volatility than they would by investing in larger, more established companies. This increased risk may be due to the greater business risks of their small or medium-sized limited markets and financial resources, narrow product lines, shorter operating histories, and frequent lack of management depth. The securities of small and medium-sized companies are often traded in the over-the-counter market and might not be traded in volumes typical of securities traded on a national securities exchange. Thus, the securities of small and medium capitalization companies are likely to be less liquid, and subject to more abrupt or erratic market movements, than securities of larger, more established companies.

Management.  The Fund is subject to management risk due to the active nature of its management. The Adviser will apply investment techniques, experience and risk analyses in making investment decisions for the Fund. However, there is no guarantee that the techniques and analyses applied by the Adviser will achieve the investment objectives. In situations in which the Adviser takes actions to affect the management or control of the issuer, the Fund may be subject to additional legal and regulatory requirements. Additionally, the Fund may be exposed to legal claims by the issuer and / or its investors.

Concentration. The Fund will be more concentrated than the average mutual fund. Therefore, it may be more volatile than a fund that invests in more securities because the changes in the value of a security may have a more significant impact on the Fund’s Net Asset Value (“NAV’). If one of the Fund’s investments experiences a significant decline in market value, it will have a more significant impact on the Fund’s NAV than it would have in a more diversified fund.

Merger arbitrage. When the Adviser purchases the common stock of the target of a takeover bid, the Fund is subject to the risk of the transaction not closing or closing on less favorable terms. In such situations, the common stock price of the target may fall substantially.

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Initial Public Offerings (“IPOs”).  The Fund may invest a portion of its assets in securities of companies offering shares in IPOs. IPOs may have a magnified performance impact on the Fund if it has a small asset base. The impact of IPOs on the Fund’s performance likely will decrease as the Fund’s asset size increases, which could reduce the Fund’s total returns. IPOs may not be consistently available to the Fund for investing, particularly as the Fund’s asset base grows. Because IPO shares frequently are volatile in price, the Fund may hold IPO shares for a very short period of time. This may increase the turnover of the Fund’s portfolio and may lead to increased expenses for the Fund, such as commissions and transaction costs. By selling shares, the Fund may realize taxable gains it will subsequently distribute to shareholders. In addition, the market for IPO shares can be speculative and/or inactive for extended periods of time. The limited number of shares available for trading in some IPOs may make it more difficult for the Fund to buy or sell significant amounts of shares without an unfavorable impact on prevailing prices. Shareholders in IPO shares can be affected by substantial dilution in the value of their shares, by sales of additional shares and by concentration of control in existing management and principal shareholders.

The Fund’s investment in IPO shares may include the securities of unseasoned companies (companies with less than three years of continuous operations), which presents risks considerably greater than common stocks of more established companies. These companies may have limited operating histories and their prospects for profitability may be uncertain. These companies may be involved in new and evolving businesses and may be vulnerable to competition and changes in technology, markets and economic conditions. They may be more dependent on key managers and third parties and may have limited product lines.

Debt Securities.  Corporations and governments use debt securities to borrow money from investors. Most debt securities promise a variable or fixed rate of return and repayment of the amount borrowed at maturity. Some debt securities, such as zero-coupon bonds, do not pay current interest and are purchased at a discount from their face value.

Corporate Debt Securities. Corporate debt securities may include bonds and other debt securities of U.S. and non-U.S. issuers, including obligations of industrial, utility, banking and other corporate issuers. All debt securities are subject to the risk of an issuer’s inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to such factors as market interest rates, market perception of the creditworthiness of the issuer and general market liquidity.

High Yield/High Risk Securities/Junk Bonds. The Fund may invest in high yield securities. High yield bonds are securities that are generally rated below investment grade by the primary rating agencies (BB+ or lower by S&P and Bal or lower by Moody’s) or unrated but determined by the Adviser to be of comparable quality. Other terms used to describe such securities include “lower rated bonds,” “non-investment grade bonds,” “below investment grade bonds,” and “junk bonds.” These securities are considered to be high-risk investments.

High yield securities are regarded as predominately speculative. There is a greater risk that issuers of lower rated securities will default than issuers of higher rated securities. Issuers of lower rated securities generally are less creditworthy and may be highly indebted, financially distressed, or bankrupt. These issuers are more vulnerable to real or perceived economic changes, political changes or adverse industry developments. In addition, high yield securities are frequently subordinated to the prior payment of senior indebtedness. If an issuer fails to pay principal or interest, the Fund would experience a decrease in income and a decline in the market value of its investments. The Fund may also incur additional expenses in seeking recovery from the issuer.

The income and market value of lower rated securities may fluctuate more than higher rated securities. Non-investment grade securities are more sensitive to short-term corporate, economic and market developments. During periods of economic uncertainty and change, the market price of the investments in lower rated securities may be volatile. The default rate for high yield bonds tends to be cyclical, with defaults rising in periods of economic downturn.

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It is often more difficult to value lower rated securities than higher rated securities. If an issuer’s financial condition deteriorates, accurate financial and business information may be limited or unavailable. The lower rated investments may be thinly traded and there may be no established secondary market. Because of the lack of market pricing and current information for investments in lower rated securities, valuation of such investments is much more dependent on the judgment of the Adviser than is the case with higher rated securities. In addition, relatively few institutional purchasers may hold a major portion of an issue of lower-rated securities at times. As a result, if the Fund invests in lower rated securities it may be required to sell investments at substantial losses or retain them indefinitely even where an issuer’s financial condition is deteriorating.

Credit quality of non-investment grade securities can change suddenly and unexpectedly, and even recently issued credit ratings may not fully reflect the actual risks posed by a particular high-yield security. Future legislation may have a possible negative impact on the market for high yield, high risk bonds. As an example, in the late 1980’s, legislation required federally-insured savings and loan associations to divest their investments in high yield, high risk bonds. New legislation, if enacted, could have a material negative effect on the Fund’s investments in lower rated securities.

U.S. Government Securities. Subject to its specific policies, the Fund may invest in obligations issued or guaranteed by the United States or certain agencies or instrumentalities thereof or a U.S. Government-sponsored corporation. These include, but are not limited to, obligations issued by the United States or by a Federal Home Loan Bank, the Federal National Mortgage Association (“FNMA”), the Federal Home Loan Mortgage Corporation (“FHLMC”), the Government National Mortgage Association (“GNMA”), and the Federal Farm Credit Banks. Because many of these U.S. Government securities are not backed by the “full faith and credit” of the United States, the Fund must look principally to the agency or instrumentality or corporation issuing or guaranteeing such obligation for ultimate repayment and may not be able to assert a claim against the United States itself in the event the agency or instrumentality or corporation does not meet its commitment.

Senior Loans. The Fund may invest in participations in senior loans made by banks and other financial institutions to corporate and other borrowers. Such loans are generally arranged through private negotiations between a borrower and one or more financial institutions and may be secured by collateral. Participations in senior loans generally are not listed on any securities exchange or automated quotation system, and no active trading market generally exists for these participations. Such senior loan participations are thus relatively illiquid, which may impair the ability of the Fund to sell them in a timely manner.

When-Issued, Delayed-Delivery and To Be Announced Securities. The Fund may purchase when-issued, delayed-delivery and to-be-announced (“TBA”) securities. In when-issued transactions, securities are bought or sold during the period between the announcement of an offering and the issuance and payment date of the securities. When securities are purchased on a delayed-delivery basis, the price of the securities is fixed at the time the commitment to purchase is made, but settlement may take place at a future date. TBA mortgage securities are mortgage pools where the issuer has defined and agreed to, in advance, the basic terms for investors, but has not yet specified the mortgage pools that will serve as collateral and will be delivered to the Fund.

Securities purchased for payment and delivery at a future date are subject to market fluctuation, and no interest accrues to the Fund until delivery and payment take place. By the time of delivery, such securities may be valued at less than the purchase price. At the time the Fund makes the commitment to purchase such securities, it will record the transaction and thereafter reflect the value each day of such securities in determining its net asset value. When such securities are purchased, the Fund must segregate liquid assets to pay for the purchase until acquisition. On delivery dates for such transactions, the Fund will meet its obligations from maturities or sales of the securities that are segregated and/or from available cash. If the Fund sells such a security before the security has been delivered, the Adviser will instruct the Trust’s custodian to segregate assets to cover the security to satisfy the Fund’s delivery obligations. Whenever the Fund is required to segregate assets, notations on the books of the Trust’s custodian or fund accounting agent are sufficient to constitute segregated assets. In addition, FINRA is developing new requirements for the posting of initial and variation margin on all forward settling trades. If enacted in their current form, the Fund may be required to post cash margin to the broker/dealer executing the transaction.

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Adjustable Rate Securities. The Fund, may purchase debt securities that have variable or floating rates of interest (“Variable Rate Securities”). These securities pay interest at rates that are adjusted periodically according to a specified formula, usually with reference to some interest rate index or market interest rate. The adjustment intervals may be regular, and range from daily up to annually, or may be event based, such as based on a change in the prime rate. The interest paid on Variable Rate Securities is a function primarily of the index or market rate upon which the interest rate adjustments are based. Similar to fixed rate debt instruments, variable and floating rate instruments are subject to changes in value based on changes in market interest rates, but because of the interest reset provision, the potential for capital appreciation or depreciation is generally less than for fixed rate obligations.

Inflation-Indexed Bonds. Inflation-indexed bonds are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the Consumer Price Index (“CPI”) accruals as part of a semiannual coupon.

Inflation-indexed securities issued by the U.S. Treasury have maturities of five, ten or thirty years, although it is possible that securities with other maturities will be issued in the future. The U.S. Treasury securities pay interest on a semi-annual basis, equal to a fixed percentage of the inflation-adjusted principal amount. For example, if the Fund purchased an inflation-indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole year’s inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).

If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds, even during a period of deflation. However, the current market value of the bonds is not guaranteed, and will fluctuate. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if inflation were to rise at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increased at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds.

While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.

The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. There can be no assurance that the CPI-U or any inflation index will accurately measure the real rate of inflation in the prices of goods and services.

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For federal income tax purposes, any increase in the principal amount of an inflation-indexed bond will generate taxable ordinary income prior to the payment of such amount. Thus, the Fund may be required to dispose of portfolio securities when it might not otherwise do so in order to satisfy the distribution requirements for qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”), and to avoid federal income and excise taxes.

Time Deposits.  Time deposits are non-negotiable deposits, such as savings accounts or certificates of deposit, held by a financial institution for a fixed term with the understanding that the depositor can withdraw its money only by giving notice to the institution. However, there may be early withdrawal penalties depending upon market conditions and the remaining maturity of the obligation. The Fund may only purchase time deposits maturing from two business days through seven calendar days.

Certificates of Deposit.  Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank or savings and loan association for a definite period of time and earning a specified return.

Bankers’ Acceptance.  A bankers’ acceptance is a time draft drawn on a commercial bank by a borrower, usually in connection with an international commercial transaction (to finance the import, export, transfer or storage of goods).

Commercial Paper.  Commercial paper is a short-term obligation with a maturity ranging from 1 to 270 days issued by banks, corporations and other borrowers. Such investments are unsecured and usually discounted. The Fund may invest in commercial paper rated A-1 or A-2 by Standard & Poor’s Ratings Services (“S&P”) or Prime-1 or Prime-2 by Moody’s Investors Service (“Moody’s”), or, if not rated, issued by a corporation having an outstanding unsecured debt issue rated A or better by Moody’s or by S&P.

Stripped Mortgage-Backed Securities.  Stripped Mortgage Securities, which may be issued by Federal Agencies, or by private originators of, or investors in, Mortgage Assets. Stripped Mortgage Securities usually are structured with two classes that receive different proportions of the interest and principal distribution on a pool of Mortgage Assets. A common type of Stripped Mortgage Security will have one class receiving some of the interest and most of the principal from the Mortgage Assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the interest-only or “IO” class), while the other class will receive all of the principal (the principal-only or “PO” class). PO classes generate income through the accretion of the deep discount at which such securities are purchased, and, while PO classes do not receive periodic payments of interest, they receive monthly payments associated with scheduled amortization and principal prepayment from the Mortgage Assets underlying the PO class. The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying Mortgage Assets, and a rapid rate of principal payments may have a material adverse effect on such security’s yield to maturity. If the underlying Mortgage Assets experience greater than anticipated prepayments of principal, the Fund may fail to fully recoup its initial investment in these securities.

Yankee Bonds.  Yankee bonds are dollar-denominated bonds issued inside the United States by foreign entities. Investment in these securities involve certain risks which are not typically associated with investing in domestic securities. See “Foreign Securities” in this SAI.

Zero Coupon Bonds.  These securities make no periodic payments of interest, but instead are sold at a discount from their face value. When held to maturity, their entire income, which consists of accretion of discount, comes from the difference between the issue price and their value at maturity. The amount of the discount rate varies depending on factors including the time remaining until maturity, prevailing interest rates, the security’s liquidity and the issuer’s credit quality. The market value of zero coupon securities may exhibit greater price volatility than ordinary debt securities because a stripped security will have a longer duration than an ordinary debt security with the same maturity. The Fund’s investments in pay-in-kind, delayed and zero coupon bonds may require it to sell certain of its portfolio securities to generate sufficient cash to satisfy certain income distribution requirements.

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These securities may include treasury securities that have had their interest payments (“coupons”) separated from the underlying principal (“corpus”) by their holder, typically a custodian bank or investment brokerage firm. Once the holder of the security has stripped or separated corpus and coupons, it may sell each component separately. The principal or corpus is then sold at a deep discount because the buyer receives only the right to receive a future fixed payment on the security and does not receive any rights to periodic interest (cash) payments. Typically, the coupons are sold separately or grouped with other coupons with like maturity dates and sold bundled in such form. The underlying treasury security is held in book-entry form at the Federal Reserve Bank or, in the case of bearer securities (i.e., unregistered securities which are owned ostensibly by the bearer or holder thereof), in trust on behalf of the owners thereof. Purchasers of stripped obligations acquire, in effect, discount obligations that are economically identical to the zero coupon securities that the U.S. Treasury sells itself.

The U.S. Treasury has facilitated transfers of ownership of zero coupon securities by accounting separately for the beneficial ownership of particular interest coupon and corpus payments on Treasury securities through the Federal Reserve book-entry record keeping system. Under a Federal Reserve program known as “STRIPS” or “Separate Trading of Registered Interest and Principal of Securities,” the Fund may record its beneficial ownership of the coupon or corpus directly in the book-entry record-keeping system.

Factors affecting the value of Debt Securities.  The total return of a debt instrument is composed of two elements: the percentage change in the security’s price and interest income earned. The yield to maturity of a debt security estimates its total return only if the price of the debt security remains unchanged during the holding period and coupon interest is reinvested at the same yield to maturity. The total return of a debt instrument, therefore, will be determined not only by how much interest is earned, but also by how much the price of the security and interest rates change.

Interest Rates.  The price of a debt security generally moves in the opposite direction from interest rates (i.e., if interest rates go up, the value of the bond will go down, and vice versa).

Prepayment Risk.  This risk effects mainly mortgage-backed securities. Unlike other debt securities, falling interest rates can hurt mortgage-backed securities, which may cause your share price to fall. Lower rates motivate people to pay off mortgage-backed and asset-backed securities earlier than expected. The Fund may then have to reinvest the proceeds from such prepayments at lower interest rates, which can reduce its yield. The unexpected timing of mortgage and asset-backed prepayments caused by the variations in interest rates may also shorten or lengthen the average maturity of the Fund. If left unattended, drifts in the average maturity of the Fund can have the unintended effect of increasing or reducing the effective duration of the Fund, which may adversely affect the expected performance of the Fund.

Extension Risk.  The other side of prepayment risk occurs when interest rates are rising. Rising interest rates can cause the Fund’s average maturity to lengthen unexpectedly due to a drop in mortgage prepayments. This would increase the sensitivity of the Fund to rising rates and its potential for price declines. Extending the average life of a mortgage-backed security increases the risk of depreciation due to future increases in market interest rates. For these reasons, mortgage-backed securities may be less effective than other types of U.S. government securities as a means of “locking in” interest rates.

Credit Rating.  Coupon interest is offered to investors of debt securities as compensation for assuming risk, although short-term Treasury securities, such as 3-month treasury bills, are considered “risk free.” Corporate securities offer higher yields than Treasury securities because their payment of interest and complete repayment of principal is less certain. The credit rating or financial condition of an issuer may affect the value of a debt security. Generally, the lower the quality rating of a security, the greater the risks that the issuer will fail to pay interest and return principal. To compensate investors for taking on increased risk, issuers with lower credit ratings usually offer their investors a higher “risk premium” in the form of higher interest rates above comparable Treasury securities.

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Changes in investor confidence regarding the certainty of interest and principal payments of a corporate debt security will result in an adjustment to this “risk premium.” If an issuer’s outstanding debt carries a fixed coupon, adjustments to the risk premium must occur in the price, which affects the yield to maturity of the securities. If an issuer defaults or becomes unable to honor its financial obligations, the securities may lose some or all of their value.

A security rated within the four highest rating categories by a rating agency is called investment-grade because its issuer is more likely to pay interest and repay principal than an issuer of a lower rated security. Adverse economic conditions or changing circumstances, however, may weaken the capacity of the issuer to pay interest and repay principal. If a security is not rated or is rated under a different system, the Adviser may determine that it is of investment-grade. The Adviser may retain securities that are downgraded, if it believes that keeping those securities is warranted.

Debt securities rated below investment-grade (“junk bonds”) are highly speculative securities that are usually issued by smaller, less credit worthy and/or highly leveraged (indebted) companies. A corporation may issue a junk bond because of a corporate restructuring or other similar event. Compared with investment-grade bonds, junk bonds carry a greater degree of risk and are less likely to make payments of interest and principal. Market developments and the financial and business condition of the corporation issuing these securities influences their price and liquidity more than changes in interest rates, when compared to investment-grade debt securities.

Insufficient liquidity in the junk bond market may make it more difficult to dispose of junk bonds and may cause the Fund to experience sudden and substantial price declines. A lack of reliable, objective data or market quotations may make it more difficult to value junk bonds accurately. Rating agencies are organizations that assign ratings to securities based primarily on the rating agency’s assessment of the issuer’s financial strength. The Fund currently uses ratings compiled by Moody’s, S&P and Fitch. Credit ratings are only an agency’s opinion, not an absolute standard of quality, and they do not reflect an evaluation of market risk.

The Adviser may use ratings produced by ratings agencies as guidelines at the time the Fund buys it. A rating agency may change its credit ratings at any time. The Adviser monitors the rating of the security and may take actions if a rating agency reduces the security’s rating. The Fund is not obligated to dispose of securities whose issuers subsequently are in default or which are downgraded below the above-stated ratings. The Fund may invest in securities of any rating.

Mortgage-Backed Securities. Most mortgage-backed securities provide a monthly payment that consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by individual borrowers on their residential mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by unscheduled payments resulting   from the sale of the underlying residential property, refinancing or foreclosure net of fees or costs which may be incurred. Some mortgage-related securities have additional features that entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, regardless of whether or not the mortgagor actually makes the payment. Any guarantees of interest and principal payments may be either as to timely or ultimate payment.

The average maturity of pass-through pools varies with the maturities of the underlying mortgage instruments. In addition, a pool’s average maturity may be shortened by unscheduled or early payments of principal and interest on the underlying mortgages. Factors affecting mortgage prepayments include the level of interest rates, general economic and social conditions, and the location and age of the mortgage. Since prepayment rates of individual pools vary widely, it is not possible to predict accurately the average life of a particular pool or group of pools. However, the average life will be substantially less than the stated maturity.

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Mortgage-backed securities may be classified into the following principal categories, according to the issuer or guarantor:

●	Government mortgage-backed securities consist of both governmental and government-related securities. Governmental securities are backed by the full faith and credit of the U.S. Government. GNMA, the principal U.S. Government guarantor of such securities, is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest, but not of market value, on securities issued by approved institutions and backed by pools of Federal Housing Administration-insured, Veterans Administration-guaranteed mortgages or Rural Housing Service loans. Government-related securities are issued by U.S. Government-sponsored corporations and are not backed by the full faith and credit of the U.S. Government. Issuers include FNMA and FHLMC. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA. FHLMC issues mortgage-backed securities representing interests in mortgage loans pooled by it. FHLMC guarantees the timely payment of interest and ultimate collection of principal.

●	FNMA is subject to general regulation by the Federal Housing Finance Authority. FNMA purchases residential mortgages from a list of approved seller servicers, which includes Federal and state savings associations, savings banks, commercial banks, credit unions and mortgage bankers.

●	FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. FHLMC issues Participation Certificates (“PCs”) which represent interests in mortgages from FHLMC’s national portfolio.

In September 2008, the U.S. Treasury announced a federal takeover of FNMA and FHLMC, placing the two federal instrumentalities in conservatorship. Under the takeover, the U.S. Treasury agreed to acquire senior preferred stock of each instrumentality and obtained warrants for the purchase of common stock of each instrumentality. The U.S. Treasury also pledged to make additional capital contributions as needed to help ensure that the instrumentalities maintain a positive net worth and meet their financial obligations, preventing mandatory triggering of receivership.  FNMA and FHLMC continue to rely on the support of the U.S. Treasury to continue operations, and it is not known when the conservatorships will be terminated or what changes will be made to their operations following the conservatorships.

Other mortgage-backed securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including stripped mortgage-backed securities.

If mortgage securities are purchased at a premium, mortgage foreclosures and unscheduled principal prepayments may result in some loss of the holders’ principal investment to the extent of the premium paid. On the other hand, if mortgage securities are purchased at a discount, both a scheduled payment of principal and an unscheduled repayment of principal will increase current and total returns.

The Fund may invest in mortgage-backed securities that may be affected by a number of external factors, such as home prices and mortgage loan underwriting standards, as well as a number of macro-economic factors, such as demographic and employment trends. Additionally, with the GSEs likely to remain in government conservatorship for the foreseeable future and the current economic recovery somewhat muted and government finances still troubled, these factors may continue to have a far-reaching impact on the Fund’s holdings. The U.S. federal government may continue to explicitly support the GSEs but changes in this policy could have a far-reaching impact on the Funds’ holdings, and could create liquidity and valuation issues with respect to these securities and other mortgage-backed securities in which the Funds may invest.

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 Collateralized Mortgage Obligations. Collateralized mortgage obligations (“CMOs”) and real estate mortgage investment conduits (“REMICs”) represent a beneficial interest in a pool of mortgage loans or mortgage-backed securities typically held by a trust. The beneficial interests are evidenced by certificates issued pursuant to a pooling and servicing agreement. The certificates are usually issued in multiple classes with the specific rights of each class set forth in the pooling and servicing agreement and the offering documents for the security. The pooling and servicing agreement is entered into by a trustee and a party that is responsible for pooling and conveying the mortgage assets to the trust, sometimes referred to as the depositor. Various administrative services related to the underlying mortgage loans, such as collection and remittance of principal and interest payments, administration of mortgage escrow accounts and collection of insurance claims are provided by servicers. A master servicer, which may be the depositor or an affiliate of the depositor, is generally responsible for supervising and enforcing the performance by the servicers of their duties and maintaining the insurance coverages required by the terms of the certificates. In some   cases, the master servicer acts as a servicer of all or a portion of the mortgage loans.

CMOs and REMICs may be issued or guaranteed by GNMA, FNMA or FHLMC, or they may be issued by private entities such as financial institutions, investment bankers, mortgage bankers and single-purpose stand-alone finance subsidiaries or trusts of such institutions. The CMOs and REMICs typically have a multi-class structure (“Multi-Class Mortgage-backed Securities”). Multi-Class Mortgage-backed Securities issued by private issuers may be collateralized by pass-through securities guaranteed by GNMA or issued by FNMA or FHLMC, or they may be collateralized by whole loans or pass-through mortgage-backed securities of private issuers. Each class has a specified maturity or final distribution date. In one structure, payments of principal, including any principal prepayments, on the collateral are applied to the classes in the order of their respective stated maturities or final distribution dates, so that no payment of principal will be made on any class until all classes having an earlier stated maturity or final distribution date have been paid in full. In other structures, certain classes may pay concurrently, or one or more classes may have a priority with respect to payments on the underlying collateral up to a specified amount.

Commercial Banks, Savings and Loan Institutions, Private Mortgage Insurance Companies, Mortgage Bankers and Other Secondary Market Issuers.  Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional mortgage loans. In addition to guaranteeing the mortgage-related security, such issuers may service and/or have originated the underlying mortgage loans. Pools created by these issuers generally offer a higher rate of interest than pools created by GNMA, FNMA and FHLMC because they are not guaranteed by a government agency.

Risks of Mortgage-Backed Securities.  Yield characteristics of mortgage-backed securities differ from those of traditional debt securities in a variety of ways. For example, payments of interest and principal are more frequent (usually monthly) and their interest rates are sometimes adjustable. In addition, a variety of economic, geographic, social and other factors, such as the sale of the underlying property, refinancing or foreclosure, can cause investors to repay the loans underlying a mortgage-backed security sooner than expected. If the prepayment rates increase, the Fund may have to reinvest its principal at a rate of interest that is lower than the rate on existing mortgage-backed securities.

If the Fund purchases mortgage-backed securities that are “subordinated” to other interests in the same mortgage pool, the Fund as a holder of those securities may only receive payments after the pool’s obligations to other investors have been satisfied. An unexpectedly high rate of defaults on the mortgages held by a mortgage pool may limit substantially the pool’s ability to make payments of principal or interest to the Fund as a holder of such subordinated securities, reducing the values of those securities or in some cases rendering them worthless; the risk of such defaults is generally higher in the case of mortgage pools that include so-called “subprime” mortgages. An unexpectedly high or low rate of prepayments on a pool’s underlying mortgages may have similar effects on subordinated securities. A mortgage pool may issue securities subject to various levels of subordination; the risk of non-payment affects securities at each level, although the risk is greater in the case of more highly subordinated securities.

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In general, mortgage loan repayments may be adversely affected by matters such as a general economic turndown, high unemployment, a general slowdown in the real estate market, a drop in the market prices of real estate, or an increase in interest rates resulting in high mortgage payments by holders of adjustable rate mortgages. For example, the value of mortgage-related securities has been adversely affected by the recent disruptions in the credit markets, the increase in the default rate on prime and subprime residential mortgages, and the overall decrease in residential home prices from the price levels reached during the 2003-2007 time period. It is possible that, as a result of these and other circumstances, the value of mortgage-related securities will continue to be adversely affected for some time. Because prepayment rates of individual pools vary widely, it is not possible to accurately predict the average life of a particular pool. Common practice is to assume that prepayments will result in an average life ranging from two to ten years for pools of fixed-rate 30-year mortgages. Pools of mortgages with other maturities or different characteristics will have varying average life assumptions.

Other Asset-Backed Securities.  These securities are interests in pools of a broad range of assets other than mortgages, such as automobile loans, computer leases and credit card receivables. Like mortgage-backed securities, these securities are pass-through. In general, the collateral supporting these securities is of shorter maturity than mortgage loans and is less likely to experience substantial prepayments with interest rate fluctuations.

Asset-backed securities present certain risks that are not presented by mortgage-backed securities. Primarily, these securities may not have the benefit of any security interest in the related assets, which raises the possibility that recoveries on repossessed collateral may not be available to support payments on these securities. For example, credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which allow debtors to reduce their balances by offsetting certain amounts owed on the credit cards. Most issuers of asset-backed securities backed by automobile receivables permit the servicers of such receivables to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related asset-backed securities. Due to the quantity of vehicles involved and requirements under state laws, asset-backed securities backed by automobile receivables may not have a proper security interest in all of the obligations backing such receivables.

To lessen the effect of failures by obligors on underlying assets to make payments, the entity administering the pool of assets may agree to ensure the receipt of payments on the underlying pool occurs in a timely fashion (“liquidity protection”). In addition, asset- backed securities may obtain insurance, such as guarantees, policies or letters of credit obtained by the issuer or sponsor from third parties, for some or all of the assets in the pool (“credit support”). Delinquency or loss more than that anticipated or failure of the credit support could adversely affect the return on an investment in such a security.

The Fund may also invest in residual interests in asset-backed securities, which is the excess cash flow remaining after making required payments on the securities and paying related administrative expenses. The amount of residual cash flow resulting from a particular issue of asset-backed securities depends in part on the characteristics of the underlying assets, the coupon rates on the securities, prevailing interest rates, the amount of administrative expenses and the actual prepayment experience on the underlying assets.

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Derivative Instruments. Derivatives are financial instruments whose value is based on an underlying asset, such as a stock or a bond, or an underlying economic factor, such as an interest rate or a market benchmark. Unless otherwise stated in the Fund’s prospectus, the Fund may use derivatives to gain exposure to various markets in a cost efficient manner, to reduce transaction costs or to remain fully invested. The Fund may also invest in derivatives to protect it from broad fluctuations in market prices, interest rates or foreign currency exchange rates (a practice known as “hedging”). When hedging is successful, the Fund will have offset any depreciation in the value of its portfolio securities by the appreciation in the value of the derivative position. Although techniques other than the sale and purchase of derivatives could be used to control the exposure of the Fund to market fluctuations, the use of derivatives may be a more effective means of hedging this exposure. The Fund has filed a notice under the Commodity Exchange Act under Regulation 4.5 and is operated by a person that has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a pool operator under the Commodity Exchange Act. The Fund intends to limit its investments in certain derivatives, such as futures, commodity options and swaps, if any, to de minimus thresholds necessary to meet the requirements of the Rule 4.5 exclusion. These limits may prevent the Fund from seeking attractive investment opportunities if the Fund is otherwise investing in instruments subject to the Commodity Futures Trading Commission regulation. For certain types of derivatives, the Fund will cover its obligations under such instruments in accordance with SEC guidance.

 Futures.  A futures contract is an agreement between two parties whereby one party sells and the other party agrees to buy a specified amount of a financial instrument at an agreed upon price and time. The financial instrument underlying the contract may be a stock, stock index, bond, bond index, interest rate, foreign exchange rate or other similar instrument. Agreeing to buy the underlying financial information is called buying a futures contract or taking a long position in the contract. Likewise, agreeing to sell the underlying financial instrument is called selling a futures contract or taking a short position in the contract.

Futures contracts are traded in the United States on commodity exchanges or boards of trade — known as “contract markets” — approved for such trading and regulated by the Commodity Futures Trading Commission, a federal agency. These contract markets standardize the terms, including the maturity date and underlying financial instrument, of all futures contracts.

Unlike other securities, the parties to a futures contract do not have to pay for or deliver the underlying financial instrument until some future date (the delivery date). Contract markets require both the purchaser and seller to deposit “initial margin” with a futures broker, known as a futures commission merchant, or custodian bank when they enter into the contract. Initial margin deposits are typically equal to a percentage of the contract’s value. After they open a futures contract, the parties to the transaction must compare the purchase price of the contract to its daily market value. If the value of the futures contract changes in such a way that a party’s position declines, that party must make additional “variation margin” payments so that the margin payment is adequate. On the other hand, the value of the contract may change in such a way that there is excess margin on deposit, possibly entitling the party that has a gain to receive all or a portion of this amount. This process is known as “marking to the market.”

Although the actual terms of a futures contract calls for the actual delivery of and payment for the underlying security, in many cases the parties may close the contract early by taking an opposite position in an identical contract. If the sale price upon closing out the contract is less than the original purchase price, the person closing out the contract will realize a loss. If the sale price upon closing out the contract is more than the original purchase price, the person closing out the contract will realize a gain. If the purchase price upon closing out the contract is more than the original sale price, the person closing out the contract will realize a loss. If the purchase price upon closing out the contract is less than the original sale price, the person closing out the contract will realize a gain.

The Fund may incur commission expenses when it opens or closes a futures position.

Options.  An option is a contract between two parties for the purchase and sale of a financial instrument for a specified price (known as the “strike price” or “exercise price”) at any time during the option period. Unlike a futures contract, an option grants a right (not an obligation) to buy or sell a financial instrument. Generally, a seller of an option can grant a buyer two kinds of rights: a “call” (the right to buy the security) or a “put” (the right to sell the security). Options have various types of underlying instruments, including specific securities, indices of securities prices, foreign currencies, interest rates and futures contracts. Options may be traded on an exchange (exchange-traded-options) or may be customized agreements between the parties (over-the-counter or “OTC options”). Like futures, a financial intermediary, known as a clearing corporation, financially backs exchange-traded options. However, OTC options have no such intermediary and are subject to the risk that the counter-party will not fulfill its obligations under the contract.

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Purchasing Put and Call Options. When the Fund purchases a put option, it buys the right to sell the instrument underlying the option at a fixed strike price. In return for this right, the Fund pays the current market price for the option (known as the “option premium”). The Fund may purchase put options to offset or hedge against a decline in the market value of its securities (“protective puts”) or to benefit from a decline in the price of securities that it does not own. The Fund would ordinarily realize a gain if, during the option period, the value of the underlying securities decreased below the exercise price sufficiently to cover the premium and transaction costs. However, if the price of the underlying instrument does not fall enough to offset the cost of purchasing the option, a put buyer would lose the premium and related transaction costs.

Call options are similar to put options, except that the Fund obtains the right to purchase, rather than sell, the underlying instrument at the option’s strike price. The Fund would normally purchase call options in anticipation of an increase in the market value of securities it owns or wants to buy. The Fund would ordinarily realize a gain if, during the option period, the value of the underlying instrument exceeded the exercise price plus the premium paid and related transaction costs. Otherwise, the Fund would realize either no gain or a loss on the purchase of the call option.

Selling (Writing) Put and Call Options.  When the Fund writes a call option it assumes an obligation to sell specified securities to the holder of the option at a specified price if the option is exercised at any time before the expiration date. Similarly, when the Fund writes a put option it assumes an obligation to purchase specified securities from the option holder at a specified price if the option is exercised at any time before the expiration date. The Fund may terminate its position in an exchange-traded put option before exercise by buying an option identical to the one it has written. Similarly, it may cancel an over-the-counter option by entering into an offsetting transaction with the counter-party to the option.

The Fund could try to hedge against an increase in the value of securities it would like to acquire by writing a put option on those securities. If security prices rise, the Fund would expect the put option to expire and the premium it received to offset the increase in the security’s value. If security prices remain the same over time, the Fund would hope to profit by closing out the put option at a lower price. If security prices fall, the Fund may lose an amount of money equal to the difference between the value of the security and the premium it received. Writing covered put options may deprive the Fund of the opportunity to profit from a decrease in the market price of the securities it would like to acquire.

The characteristics of writing call options are similar to those of writing put options, except that call writers expect to profit if prices remain the same or fall. The Fund could try to hedge against a decline in the value of securities it already owns by writing a call option. If the price of that security falls as expected, the Fund would expect the option to expire and the premium it received to offset the decline of the security’s value. However, the Fund must be prepared to deliver the underlying instrument in return for the strike price, which may deprive it of the opportunity to profit from an increase in the market price of the securities it holds.

The Fund is permitted only to write covered options. At the time of selling the call option, the Fund may cover the option by owning:

●	The underlying security (or securities convertible into the underlying security without additional consideration), index, interest rate, foreign currency or futures contract;

●	A call option on the same security or index with the same or lesser exercise price;

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●	A call option on the same security or index with a greater exercise price and segregating cash or liquid securities in an amount equal to the difference between the exercise prices;

●	Cash or liquid securities equal to at least the market value of the optioned securities, interest rate, foreign currency or futures contract; or

●	In the case of an index, the portfolio of securities that corresponds to the index.

At the time of selling a put option, the Fund may cover the put option by:

●	Entering into a short position in the underlying security;

●	Purchasing a put option on the same security, index, interest rate, foreign currency or futures contract with the same or greater exercise price;

●	Purchasing a put option on the same security, index, interest rate, foreign currency or futures contract with a lesser exercise price and segregating cash or liquid securities in an amount equal to the difference between the exercise prices; or

●	Maintaining the entire exercise price in liquid securities.

Options on Securities Indices.  Options on securities indices are similar to options on securities, except that the exercise of securities index options requires cash settlement payments and does not involve the actual purchase or sale of securities. In addition, securities index options are designed to reflect price fluctuations in a group of securities or segment of the securities market rather than price fluctuations in a single security.

Options on Futures.  An option on a futures contract provides the holder with the right to buy a futures contract (in the case of a call option) or sell a futures contract (in the case of a put option) at a fixed time and price. Upon exercise of the option by the holder, the contract market clearing house establishes a corresponding short position for the writer of the option (in the case of a call option) or a corresponding long position (in the case of a put option). If the option is exercised, the parties will be subject to the futures contracts. In addition, the writer of an option on a futures contract is subject to initial and variation margin requirements on the option position. Options on futures contracts are traded on the same contract market as the underlying futures contract.

The buyer or seller of an option on a futures contract may terminate the option early by purchasing or selling an option of the same series (i.e., the same exercise price and expiration date) as the option previously purchased or sold. The difference between the premiums paid and received represents the trader’s profit or loss on the transaction.

The Fund may purchase put and call options on futures contracts instead of selling or buying futures contracts. The Fund may buy a put option on a futures contract for the same reasons it would sell a futures contract. It also may purchase such put options in order to hedge a long position in the underlying futures contract. The Fund may buy call options on futures contracts for the same purpose as the actual purchase of the futures contracts, such as in anticipation of favorable market conditions.

The Fund may write a call option on a futures contract to hedge against a decline in the prices of the instrument underlying the futures contracts. If the price of the futures contract at expiration were below the exercise price, the Fund would retain the option premium, which would offset, in part, any decline in the value of its portfolio securities.

The writing of a put option on a futures contract is similar to the purchase of the futures contracts, except that, if the market price declines, the Fund would pay more than the market price for the underlying instrument. The premium received on the sale of the put option, less any transaction costs, would reduce the net cost to the Fund.

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Combined Positions.  The Fund may purchase and write options in combination with each other, or in combination with futures or forward contracts, to adjust the risk and return characteristics of the overall position. For example, the Fund could construct a combined position whose risk and return characteristics are similar to selling a futures contract by purchasing a put option and writing a call option on the same underlying instrument. Alternatively, the Fund could write a call option at one strike price and buy a call option at a lower price to reduce the risk of the written call option in the event of a substantial price increase. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

Forward Foreign Currency Exchange Contracts.  A forward foreign currency contract involves an obligation to purchase or sell a specific amount of currency at a future date or date range at a specific price. In the case of a cancelable forward contract, the holder has the unilateral right to cancel the contract at maturity by paying a specified fee. Forward foreign currency exchange contracts differ from foreign currency futures contracts in certain respects. Unlike futures contracts, forward contracts:

●	Do not have standard maturity dates or amounts (i.e., the parties to the contract may fix the maturity date and the amount).

●	Are traded in the inter-bank markets conducted directly between currency traders (usually large commercial banks) and their customers, as opposed to futures contracts which are traded only on exchanges regulated by the CFTC.

●	Do not require an initial margin deposit.

●	May be closed by entering into a closing transaction with the currency trader who is a party to the original forward contract, as opposed to a commodities exchange.

Foreign Currency Hedging Strategies.   A “settlement hedge” or “transaction hedge” is designed to protect the Fund against an adverse change in foreign currency values between the date a security is purchased or sold and the date on which payment is made or received. Entering into a forward contract for the purchase or sale of the amount of foreign currency involved in an underlying security transaction for a fixed amount of U.S. dollars “locks in” the U.S. dollar price of the security. The Fund may also use forward contracts to purchase or sell a foreign currency when it anticipates purchasing or selling securities denominated in foreign currency, even if it has not yet selected the specific investments.

The Fund may use forward contracts to hedge against a decline in the value of existing investments denominated in foreign currency. Such a hedge, sometimes referred to as a “position hedge,” would tend to offset both positive and negative currency fluctuations, but would not offset changes in security values caused by other factors. The Fund could also hedge the position by selling another currency expected to perform similarly to the currency in which the Fund’s investment is denominated. This type of hedge, sometimes referred to as a “proxy hedge,” could offer advantages in terms of cost, yield, or efficiency, but generally would not hedge currency exposure as effectively as a direct hedge into U.S. dollars. Proxy hedges may result in losses if the currency used to hedge does not perform similarly to the currency in which the hedged securities are denominated.

Transaction and position hedging do not eliminate fluctuations in the underlying prices of the securities that the Fund owns or intends to purchase or sell. They simply establish a rate of exchange that one can achieve at some future point in time. Additionally, these techniques tend to minimize the risk of loss due to a decline in the value of the hedged currency and to limit any potential gain that might result from the increase in value of such currency.

The Fund may enter into forward contracts to shift its investment exposure from one currency into another. Such transactions may call for the delivery of one foreign currency in exchange for another foreign currency, including currencies in which its securities are not then denominated. This may include shifting exposure from U.S. dollars to a foreign currency, or from one foreign currency to another foreign currency. This type of strategy, sometimes known as a “cross-hedge,” will tend to reduce or eliminate exposure to the currency that is sold, and increase exposure to the currency that is purchased. Cross-hedges protect against losses resulting from a decline in the hedged currency, but will cause the Fund to assume the risk of fluctuations in the value of the currency it purchases. Cross hedging transactions also involve the risk of imperfect correlation between changes in the values of the currencies involved.

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It is difficult to forecast with precision the market value of portfolio securities at the expiration or maturity of a forward or futures contract. Accordingly, the Fund may have to purchase additional foreign currency on the spot market if the market value of a security it is hedging is less than the amount of foreign currency it is obligated to deliver. Conversely, the Fund may have to sell on the spot market some of the foreign currency it received upon the sale of a security if the market value of such security exceeds the amount of foreign currency it is obligated to deliver.

Swap Agreements.  A swap is a financial instrument that typically involves the exchange of cash flows between two parties on specified dates (settlement dates), where the cash flows are based on agreed-upon prices, rates, indices, etc. The nominal amount on which the cash flows are calculated is called the notional amount. Swaps are individually negotiated and structured to include exposure to a variety of different types of investments or market factors, such as interest rates, foreign currency rates, mortgage securities, corporate borrowing rates, security prices or inflation rates.

Swap agreements may increase or decrease the overall volatility of the investments of the Fund and its share price. The performance of swap agreements may be affected by a change in the specific interest rate, currency, or other factors that determine the amounts of payments due to and from the Fund. If a swap agreement calls for payments by the Fund, the Fund must be prepared to make such payments when due. In addition, if the counter-party’s creditworthiness declined, the value of a swap agreement would be likely to decline, potentially resulting in losses.

Generally, swap agreements have a fixed maturity date that will be agreed upon by the parties. The agreement can be terminated before the maturity date only under limited circumstances, such as default by one of the parties or insolvency, among others, and can be transferred by a party only with the prior written consent of the other party. The Fund may be able to eliminate its exposure under a swap agreement either by assignment or by other disposition, or by entering into an offsetting swap agreement with the same party or a similarly creditworthy party. If the counter-party is unable to meet its obligations under the contract, declares bankruptcy, defaults or becomes insolvent, the Fund may not be able to recover the money it expected to receive under the contract.

A swap agreement can be a form of leverage, which can magnify the Fund’s gains or losses. In order to reduce the risk associated with leveraging, the Fund may cover its current obligations under swap agreements according to guidelines established by the SEC. If the Fund enters into a swap agreement on a net basis, it will segregate assets with a daily value at least equal to the excess, if any, of the Fund’s accrued obligations under the swap agreement over the accrued amount the Fund is entitled to receive under the agreement. If the Fund enters into a swap agreement on other than a net basis, it will segregate assets with a value equal to the full amount of the Fund’s accrued obligations under the agreement.

EQUITY SWAPS — In a typical equity swap, one party agrees to pay another party the return on a stock, stock index or basket of stocks in return for a specified interest rate. By entering into an equity index swap, for example, the index receiver can gain exposure to stocks making up the index of securities without actually purchasing those stocks. Equity index swaps involve not only the risk associated with investment in the securities represented in the index, but also the risk that the performance of such securities, including dividends, will not exceed the return on the interest rate that the Fund will be committed to pay.

INTEREST RATE SWAPS — Interest rate swaps are financial instruments that involve the exchange of one type of interest rate for another type of interest rate cash flow on specified dates in the future. Some of the different types of interest rate swaps are “fixed-for floating rate swaps,” “termed basis swaps” and “index amortizing swaps.”

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Fixed-for floating rate swaps involve the exchange of fixed interest rate cash flows for floating rate cash flows. Termed basis swaps entail cash flows to both parties based on floating interest rates, where the interest rate indices are different. Index amortizing swaps are typically fixed-for floating swaps where the notional amount changes if certain conditions are met.

Like a traditional investment in a debt security, the Fund could lose money by investing in an interest rate swap if interest rates change adversely. For example, if the Fund enters into a swap where it agrees to exchange a floating rate of interest for a fixed rate of interest, the Fund may have to pay more money than it receives. Similarly, if the Fund enters into a swap where it agrees to exchange a fixed rate of interest for a floating rate of interest, the Fund may receive less money than it has agreed to pay.

CURRENCY SWAPS — A currency swap is an agreement between two parties in which one party agrees to make interest rate payments in one currency and the other promises to make interest rate payments in another currency. The Fund may enter into a currency swap when it has one currency and desires a different currency. Typically the interest rates that determine the currency swap payments are fixed, although occasionally one or both parties may pay a floating rate of interest. Unlike an interest rate swap, however, the principal amounts are exchanged at the beginning of the contract and returned at the end of the contract. Changes in foreign exchange rates and changes in interest rates, as described above may negatively affect currency swaps.

Caps, Collars and Floors.  Caps and floors have an effect similar to buying or writing options. In a typical cap or floor agreement, one party agrees to make payments only under specified circumstances, usually in return for payment of a fee by the other party. For example, the buyer of an interest rate cap obtains the right to receive payments to the extent that a specified interest rate exceeds an agreed-upon level. The seller of an interest rate floor is obligated to make payments to the extent that a specified interest rate falls below an agreed-upon level. An interest rate collar combines elements of buying a cap and selling a floor.

Risks of Derivative Instruments.  While transactions in derivatives may reduce certain risks, these transactions themselves entail certain other risks. For example, unanticipated changes in interest rates, securities prices or currency exchange rates may result in a poorer overall performance of the Fund than if it had not entered into any derivatives transactions. Derivatives may magnify the Fund’s gains or losses, causing it to make or lose substantially more than it invested.

When used for hedging purposes, increases in the value of the securities the Fund holds or intends to acquire should offset any losses incurred with a derivative. Purchasing derivatives for purposes other than hedging could expose the Fund to greater risks.

Correlation of Prices.  The Fund’s ability to hedge its securities through derivatives depends on the degree to which price movements in the underlying index or instrument correlate with price movements in the relevant securities. In the case of poor correlation, the price of the securities the Fund is hedging may not move in the same amount, or even in the same direction as the hedging instrument. The Adviser will try to minimize this risk by investing only in those contracts whose behavior it expects to resemble the portfolio securities it is trying to hedge. However, if the Fund’s prediction of interest and currency rates, market value, volatility or other economic factors is incorrect, the Fund may lose money, or may not make as much money as it expected.

Derivative prices can diverge from the prices of their underlying instruments, even if the characteristics of the underlying instruments are very similar to the derivative. Listed below are some of the factors that may cause such a divergence:

●	current and anticipated short-term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract;

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●	a difference between the derivatives and securities markets, including different levels of demand, how the instruments are traded, the imposition of daily price fluctuation limits or trading of an instrument stops; and

●	differences between the derivatives, such as different margin requirements, different liquidity of such markets and the participation of speculators in such markets.

Derivatives based upon a narrower index of securities, such as those of a particular industry group, may present greater risk than derivatives based on a broad market index. Since narrower indices are made up of a smaller number of securities, they are more susceptible to rapid and extreme price fluctuations because of changes in the value of those securities.

While currency futures and options values are expected to correlate with exchange rates, they may not reflect other factors that affect the value of the investments of the Fund. A currency hedge, for example, should protect a yen-denominated security from a decline in the yen, but will not protect the Fund against a price decline resulting from deterioration in the issuer’s creditworthiness. Because the value of the Fund’s foreign-denominated investments changes in response to many factors other than exchange rates, it may not be possible to match the amount of currency options and futures to the value of the Fund’s investments precisely over time.

Lack of Liquidity.  Before a futures contract or option is exercised or expires, the Fund can terminate it only by entering into a closing purchase or sale transaction. Moreover, the Fund may close out a futures contract only on the exchange the contract was initially traded. Although the Fund intends to purchase options and futures only where there appears to be an active market, there is no guarantee that such a liquid market will exist. If there is no secondary market for the contract, or the market is illiquid, the Fund may not be able to close out its position.

In an illiquid market, the Fund may have to sell securities to meet its daily margin requirements at a time when it is disadvantageous to do so; have to purchase or sell the instrument underlying the contract; not be able to hedge its investments; and not be able to realize profits or limit its losses.

Derivatives may become illiquid (i.e., difficult to sell at a desired time and price) under a variety of market conditions. For example:

●	an exchange may suspend or limit trading in a particular derivative instrument, an entire category of derivatives or all derivatives, which sometimes occurs because of increased market volatility;

●	unusual or unforeseen circumstances may interrupt normal operations of an exchange;

●	the facilities of the exchange may not be adequate to handle current trading volume;

●	equipment failures, government intervention, insolvency of a brokerage firm or clearing house or other occurrences may disrupt normal trading activity; or

●	investors may lose interest in a particular derivative or category of derivatives.

Management Risk.  If the Adviser incorrectly predicts stock market and interest rate trends, the Fund may lose money by investing in derivatives. For example, if the Fund were to write a call option based on the Adviser’s expectation that the price of the underlying security would fall, but the price were to rise instead, the Fund could be required to sell the security upon exercise at a price below the current market price. Similarly, if the Fund were to write a put option based on the Adviser’s expectation that the price of the underlying security would rise, but the price were to fall instead, the Fund could be required to purchase the security upon exercise at a price higher than the current market price.

Margin.  Because of the low margin deposits required upon the opening of a derivative position, such transactions involve an extremely high degree of leverage. Consequently, a relatively small price movement in a derivative may result in an immediate and substantial loss (as well as gain) to the Fund and it may lose more than it originally invested in the derivative.

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If the price of a futures contract changes adversely, the Fund may have to sell securities at a time when it is disadvantageous to do so to meet its minimum daily margin requirement. The Fund may lose its margin deposits if a broker with whom it has an open futures contract or related option becomes insolvent or declares bankruptcy.

Volatility and Leverage.  The prices of derivatives are volatile (i.e., they may change rapidly, substantially and unpredictably) and are influenced by a variety of factors, including actual and anticipated changes in interest rates; fiscal and monetary policies; and national and international political events.

Most exchanges limit the amount by which the price of a derivative can change during a single trading day. Daily trading limits establish the maximum amount that the price of a derivative may vary from the settlement price of that derivative at the end of trading on the previous day. Once the price of a derivative reaches this value, the Fund may not trade that derivative at a price beyond that limit. The daily limit governs only price movements during a given day and does not limit potential gains or losses. Derivative prices have occasionally moved to the daily limit for several consecutive trading days, preventing prompt liquidation of the derivative.

Counterparty Risk. Some derivatives are obligations entered into with a particular counterparty. If the counterparty defaults or refuses to honor its obligations, the Fund may lose amounts due it from the obligations, or may be delayed in receiving such amounts.

Foreign Securities. Foreign securities are debt and equity securities that are traded in markets outside of the United States. The countries in which these markets are located can be developed or emerging. The Fund may invest directly in foreign securities denominated in a foreign currency or through depositary receipts.

Depositary Receipts. The Fund may invest in sponsored and unsponsored American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”) and European Depositary Receipts (“EDRs”), which are receipts issued by a bank or trust company evidencing ownership of underlying securities issued by a foreign issuer. ADRs, in sponsored form, are designed for use in the U.S. securities markets. EDRs are the European equivalent of ADRs and are designed to attract investment capital from the European region. GDRs are designed to raise capital in the U.S. and foreign securities markets. The underlying shares of depositary receipts are held in trust by a custodian bank or similar financial institution in the issuer’s home country. Depositary receipts are alternatives to directly purchasing the underlying foreign securities in their national markets and currencies, a sponsoring company provides financial information to the bank and may subsidize administration of the ADR, EDR or GDR. Unsponsored ADRs, EDRs and GDRs may be created by a broker-dealer or depository bank without the participation of the foreign issuer. Holders of these unsponsored depositary receipts generally bear all the costs of the ADR, EDR or GDR facility, whereas foreign issuers typically bear certain costs in a sponsored depositary receipt. The bank or trust company depositary of an unsponsored depositary receipt may be under no obligation to distribute shareholder communications received from the foreign issuer or to pass through voting rights. Unsponsored depositary receipts may carry more risk than sponsored depositary receipts because of the absence of financial information provided by the underlying company. Many of the risks described below regarding foreign securities apply to investments in ADRs, EDRs and GDRs.

Risks of Foreign Securities.

Foreign Market Risks.  Foreign security investment involves special risks not present in U.S. investments that can increase the chances that the Fund will lose money. These risks are higher for emerging markets investments, which can be subject to greater social, economic, regulatory and political uncertainties, and may have significantly less liquidity, than developed markets.

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Stock Exchange and Market Risk. The Adviser anticipates that in most cases an exchange or over-the-counter (“OTC”) market located outside of the United States will be the best available market for foreign securities. Foreign stock markets, while growing in volume and sophistication, are generally not as developed as the markets in the United States. Foreign stock markets tend to differ from those in the United States in a number of ways. Foreign stock markets: are generally more volatile than, and not as developed or efficient as, those in the United States; have substantially less volume; trade securities that tend to be less liquid and experience rapid and erratic price movements; have generally higher commissions and are subject to set minimum rates, as opposed to negotiated rates; employ trading, settlement and custodial practices less developed than those in U.S. markets; and may have different settlement practices, which may cause delays and increase the potential for failed settlements.

Foreign markets may offer less protection to shareholders than U.S. markets because: foreign accounting, auditing, and financial reporting requirements may render a foreign corporate balance sheet more difficult to understand and interpret than one subject to U.S. law and standards; adequate public information on foreign issuers may not be available, and it may be difficult to secure dividends and information regarding corporate actions on a timely basis; in general, there is less overall governmental supervision and regulation of securities exchanges, brokers, and listed companies than in the United States; OTC markets tend to be less regulated than stock exchange markets and, in certain countries, may be totally unregulated; economic or political concerns may influence regulatory enforcement and may make it difficult for shareholders to enforce their legal rights; and restrictions on transferring securities within the United States or to U.S. persons may make a particular security less liquid than foreign securities of the same class that are not subject to such restrictions. Some of these risks are explained further below.

Foreign Economy Risk.  The economies of certain foreign markets often do not compare favorably with that of the U.S. with respect to such issues as growth of gross domestic product, reinvestment of capital, resources, and balance of payments positions. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures.

Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets, or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair the Fund’s ability to purchase or sell foreign securities or transfer the Fund’s assets back into the U.S., or otherwise adversely affect the Fund’s operations. Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts, and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the U.S. or other foreign countries. Foreign corporate governance may not be as robust as in the U.S. As a result, protections for minority investors may not be strong, which could affect security prices.

Currency Risk and Exchange Risk. While the Fund denominates its net asset value in U.S. dollars, the securities of foreign companies are frequently denominated in foreign currencies. Thus, a change in the value of a foreign currency against the U.S. dollar will result in a corresponding change in value of securities denominated in that currency. Some of the factors that may impair the investments denominated in a foreign currency are: it may be expensive to convert foreign currencies into U.S. dollars and vice versa; complex political and economic factors may significantly affect the values of various currencies, including U.S. dollars, and their exchange rates; there may be no systematic reporting of last sale information for foreign currencies or regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis; available quotation information is generally representative of very large round-lot transactions in the inter-bank market and thus may not reflect exchange rates for smaller odd-lot transactions (less than $1 million) where rates may be less favorable; and the inter-bank market in foreign currencies is a global, around-the-clock market. To the extent that a market is closed while the markets for the underlying currencies remain open, certain markets may not always reflect significant price and rate movements.

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Governmental Supervision and Regulation/Accounting Standards. Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities to a lesser extent than the U.S. government. Some countries may not have laws to protect investors the way that the U.S. securities laws do. Accounting standards in other countries are not necessarily the same as in the U.S. If the accounting standards in another country do not require as much disclosure or detail as U.S. accounting standards, it may be harder for the Fund’s portfolio managers to completely and accurately determine a company’s financial condition.

Certain Risks of Holding Fund Assets Outside the U.S. Foreign securities in which the Fund invests are generally held outside the U.S. in foreign banks and securities depositories. The Fund’s custodian is its “foreign custody manager.” The “foreign custody manager” is responsible for determining that the Fund’s directly-held foreign assets will be subject to reasonable care, based on standards applicable to custodians in relevant foreign markets. However, certain foreign banks and securities depositories may be recently organized or new to the foreign custody business. They may also have operations subject to limited or no regulatory oversight. Also, the laws of certain countries may put limits on the Fund’s ability to recover its assets if a foreign bank or depository or issuer of a security or an agent of any of the foregoing goes bankrupt. In addition, it likely will be more expensive for the Fund to buy, sell and hold securities, or increase or decrease exposures thereto, in certain foreign markets than it is in the U.S. market due to higher brokerage, transaction, custody and/or other costs. The increased expense of investing in foreign markets reduces the amount a Fund can earn on its investments. Settlement and clearance procedures in certain foreign markets differ significantly from those in the U.S. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically involved with the settlement of U.S. investments. Communications between the U.S. and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions. The problems may make it difficult for the Fund to carry out transactions. If the Fund cannot settle or is delayed in settling a purchase of securities, the Fund may miss attractive investment opportunities, and certain of its assets may be uninvested with no return earned thereon for some period. If the Fund cannot settle or is delayed in settling a sale of securities, directly or indirectly, it may lose money if the value of the security then declines, or if it has contracted to sell the security to another party, the Fund could be liable to that party for any losses incurred.

Euro Risk. Many European countries have adopted a single European currency, the euro. Upon the adoption of the euro, the exchange rates of participating European countries were irrevocably fixed between the member countries. The euro has presented unique uncertainties for participating nations, including the fluctuation of the euro relative to non-euro currencies; whether the interest rate, tax and labor regimes of European countries participating in the euro will converge over time; and whether the conversion of the currencies of other countries that now are or may in the future become members of the European Union, may have an impact on the euro. Also, it is possible that the euro could be abandoned in the future by some or all the countries that have already adopted its use. Recent political and economic issues have created uncertainty concerning the future of the euro and the impact if one or more countries leave the eurozone. These or other events, including political and economic developments, could cause market disruptions and could adversely affect the value of securities held by the Fund. Because of the number of countries using this single currency, a significant portion of the foreign assets held by the Fund may be denominated in euros.

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Emerging Markets Risk. Investing in companies domiciled in emerging market countries may be subject to potentially higher risks than investments in developed countries. These risks include: (i) less social, political, and economic stability; (ii) greater illiquidity and price volatility due to smaller or limited local capital markets for such securities, or low non-existent trading volumes; (iii) less scrutiny and regulation by local authorities of the foreign exchanges and broker-dealers; (iv) the seizure or confiscation by local governments of securities held by foreign investors, and the possible suspension or limiting by local governments of an issuer’s ability to make dividend or interest payments; (v) limiting or entirely restricting repatriation of invested capital, profits, and dividends by local governments; (vi) possible local taxation of capital gains, including on a retroactive basis; (vii) the attempt by issuers facing restrictions on dollar or euro payments imposed by local governments to make dividend or interest payments to foreign investors in the local currency; (viii) difficulty in enforcing legal claims related to the securities and/or local judges favoring the interests of the issuer over those of foreign investors; (ix) bankruptcy judgments being paid in the local currency; (x) greater difficulty in determining market valuations of the securities due to limited public information regarding the issuer, and (xi) difficulty of ascertaining the financial health of an issuer due to lax financial reporting on a regular basis, substandard disclosure and differences in accounting standards.

Investment in Other Investment Companies. The Fund may invest in the shares of money market funds registered as investment companies under the 1940 Act and maintaining a stable net asset value per share.

Under the 1940 Act, the Fund may invest up to 10% of its assets in shares of investment companies and up to 5% of its assets in any one investment company as long as the Fund does not own more than 3% of the voting stock of any one investment company. As a shareholder of another investment company, the Fund would bear, along with other shareholders, its pro rata portion of the other investment company’s expenses, including advisory fees. Those expenses would be in addition to the advisory and other expenses that the Fund bears directly in connection with its own operations. The return on an investment in a money market fund will be net of any such expenses incurred by the money market fund, and, accordingly, the return on an investment in a money market fund may be less than the return that could be achieved by investing in money market instruments directly.

Repurchase Agreements. The Fund may, subject to its investment policies, enter into repurchase agreements under which it may acquire obligations of the U.S. Government or other obligations subject to an obligation of the seller to repurchase and the Fund to resell the instrument at a fixed price and time, thereby determining the yield during the Fund’s holding period. If the seller defaults on its obligation to repurchase the underlying instrument from the Fund, which in effect constitutes collateral for the seller’s obligation, at the price and time fixed in the repurchase agreement, the Fund might incur a loss if the value of the collateral declines and might incur disposition costs in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the seller, realization upon the collateral by the Fund may be delayed or limited. The Fund may enter into repurchase agreements only with insured depository institutions and broker-dealers with unsecured long-term debt with a published rating of at least investment grade from one or more nationally recognized rating agencies. The Fund will limit its collateral to U.S. Government Securities or other securities that are not subject to any investment limitation on the part of national banks based on capital and surplus. The Fund will hold collateral whose market value, including accrued interest, will be at least equal to 102% of the dollar amount invested by the Fund, and the Fund will make payment for such instruments only upon their physical delivery to, or evidence of their book entry transfer to the account of, the Trust’s custodian. Repurchase agreements with remaining terms exceeding seven days will be deemed to be illiquid.

Loans and Direct Debt Instruments. The Fund may invest in loans and other direct debt instruments owed by a borrower to another party. The Fund may also from time to time make loans. These instruments represent amounts owed to lenders or lending syndicates (loans and loan participations) or to other parties. The Fund does not intend to invest more than 25% of its total assets in loans, direct debt and related instruments. Direct debt instruments may involve a risk of loss in case of default or insolvency of the borrower and may offer less legal protection to the Fund in the event of fraud or misrepresentation. The markets in loans are not regulated by federal securities laws or the Securities and Exchange Commission (“SEC”). The Fund will not make loans, including loans of portfolio securities, in an amount exceeding 33 1/3% of its total assets (including such loans), except that direct investments in debt instruments (including, without limitation, high-yield bonds (commonly known as “junk bonds” or “junk debt”)), bank debt, convertible bonds or preferred stock, loans made to bankrupt companies (including debtor-in-possession loans), loans made to refinance distressed companies and other types of debt instruments shall not be deemed loans for the purpose of this limitation.

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The Fund also may be in possession of material non-public information about a borrower as a result of its ownership of a senior loan. Because of prohibitions on trading in securities of issuers while in possession of such information, the Fund might be unable to enter into a transaction in a publicly-traded security of that borrower when it would otherwise be advantageous to do so. If the Adviser wishes to invest in the publicly traded securities of a borrower, it may not have access to material non-public information regarding the borrower to which other lenders have access.

Senior Loans. The Fund may invest in senior secured floating rate loans (“Senior Loans”). Senior Loans generally are made to corporations, partnerships and other business entities (“Borrowers”) which operate in various industries and geographical regions. Senior Loans, which typically hold the most senior position in a Borrower’s capital structure, pay interest at rates that are determined periodically on the basis of a floating base lending rate, such as the London Inter-bank Offered Rate (LIBOR), plus a premium. This floating rate feature should help to minimize changes in the principal value of the Senior Loans resulting from interest rate changes. The Borrowers generally will use proceeds from Senior Loans to finance leveraged buyouts, recapitalizations, mergers, acquisitions and stock repurchases and, to a lesser extent, to finance internal growth and for other corporate purposes. The Fund may invest in Senior Loans that are below investment grade quality and are speculative investments that are subject to credit risk. The Fund/Adviser will attempt to manage these risks through ongoing analysis and monitoring of Borrowers. Senior Loans in which the Fund invests may not be rated by a rating agency, will not be registered with the SEC or any state securities commission and generally will not be listed on any national securities exchange. Therefore, the amount of public information available about Senior Loans will be limited, and the performance of the Fund’s investments in Senior Loans will be more dependent on the analytical abilities of the Adviser than would be the case for investments in more widely rated, registered or exchange-listed securities. In evaluating the creditworthiness of Borrowers, the Adviser will consider, and may rely in part, on analyses performed by others. Moreover, certain Senior Loans will be subject to significant contractual restrictions on resale and, therefore, will be illiquid.

Loan Participations and Assignments. The Fund may invest in short-term corporate obligations denominated in U.S. and foreign currencies that are originated, negotiated and structured by a syndicate of lenders (“Co-Lenders”), consisting of commercial banks, thrift institutions, insurance companies, financial companies or other financial institutions one or more of which administers the security on behalf of the syndicate (the “Agent Bank”). Co-Lenders may sell such securities to third parties called “Participants.” The Fund may invest in such securities either by participating as a Co-Lender at origination or by acquiring an interest in the security from a Co-Lender or a Participant (collectively, “participation interests”). Co-Lenders and Participants interposed between a Fund and the Borrower, together with Agent Banks, are referred herein as “Intermediate Participants.” A participation interest gives the Fund an undivided interest in the security in the proportion that the Fund’s participation interest bears to the total principal amount of the security. These instruments may have fixed, floating or variable rates of interest.

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The Fund also may purchase a participation interest in a portion of the rights of an Intermediate Participant, which would not establish any direct relationship between the Fund and the Borrower. The Fund would be required to rely on the Intermediate Participant that sold the participation interest not only for the enforcement of the Fund’s rights against the Borrower, but also for the receipt and processing of payments due to the Fund under the security. Because it may be necessary to assert through an Intermediate Participant such rights as may exist against the Borrower, in the event the Borrower fails to pay principal and interest when due, the Fund may be subject to delays, expenses and risks that are greater than those that would be involved if the Fund would enforce its rights directly against the Borrower. Moreover, under the terms of a participation interest, the Fund may be regarded as a creditor of the Intermediate Participant (rather than of the Borrower), so that the Fund may also be subject to the risk that the Intermediate Participant may become insolvent. Similar risks may arise with respect to the Agent Bank if, for example, assets held by the Agent Bank for the benefit of the Fund were determined by the appropriate regulatory authority or court to be subject to the claims of the Agent Bank’s creditors. In such case, the Fund might incur certain costs and delays in realizing payment in connection with the participation interest or suffer a loss of principal and/or interest. Further, in the event of the bankruptcy or insolvency of the Borrower, the obligation of the Borrower to repay the loan may be subject to certain defenses that can be asserted by such Borrower as a result of improper conduct by the Agent Bank or Intermediate Participant.

The Fund also may invest in the underlying loan to the Borrower through an assignment of all or a portion of such loan (“Assignments”) from a third party. When a Fund purchases Assignments from Co-Lenders it will acquire direct rights against the Borrower on the loan. Because Assignments are arranged through private negotiations between potential assignees and potential assignors, however, the rights and obligations acquired by the Fund as the purchaser of an Assignment may differ from, and be more limited than, those held by the assigning Co-Lender. The Fund may have difficulty disposing of Assignments because to do so it will have to assign such securities to a third party. Because there is no established secondary market for such securities, it is anticipated that such securities could be sold only to a limited number of institutional investors. The lack of an established secondary market may have an adverse impact on the value of such securities and the Fund’s ability to dispose of particular Assignments when necessary to meet the Fund’s liquidity needs or in response to a specific economic event such as a deterioration in the creditworthiness of the Borrower. The lack of an established secondary market for Assignments also may make it more difficult for the Fund to assign a value to these securities for purposes of valuing the Fund’s portfolio and calculating its net asset value.

Loans of Portfolio Securities. For the purpose of achieving income, the Fund may lend its portfolio securities to brokers, dealers, and other financial institutions provided a number of conditions are satisfied, including that the loan is fully collateralized. When the Fund lends portfolio securities, its investment performance will continue to reflect changes in the value of the securities loaned, and the Fund will also receive a fee or interest on the collateral. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral if the borrower fails to return the security loaned or becomes insolvent. The Fund may pay lending fees to a party arranging the loan.

Short Sales. In short selling transactions, the Fund sells a security it does not own in anticipation of a decline in the market value of the security. To complete the transaction, the Fund must borrow the security to make delivery to the buyer. The Fund is obligated to replace the security borrowed by purchasing it subsequently at the market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Fund, which may result in a loss or gain, respectively. Unlike taking a long position in a security by purchasing the security, where potential losses are limited to the purchase price, short sales have no cap on maximum losses, and gains are limited to the price of the security at the time of the short sale.

Short sales of forward commitments and derivatives do not involve borrowing a security. These types of short sales may include futures, options, contracts for differences, forward contracts on financial instruments and options such as contracts, credit linked instruments, and swap contracts.

The Fund may not always be able to borrow a security it wants to sell short. The Fund also may be unable to close out an established short position at an acceptable price and may have to sell long positions at disadvantageous times to cover its short positions.

Short sales also involve other costs. The Fund must repay to the lender an amount equal to any dividends or interest that accrues while the loan is outstanding. To borrow the security, the Fund may be required to pay a premium. The Fund also will incur transaction costs in effecting short sales. The amount of any ultimate gain for the Fund resulting from a short sale will be decreased and the amount of any ultimate loss will be increased by the amount of premiums, interest or expenses the Fund may be required to pay in connection with the short sale. Until the Fund closes the short position, it will earmark and reserve Fund assets, in cash or liquid securities, to offset a portion of the leverage risk. Realized gains from short sales are typically treated as short-term gains/losses.

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Illiquid Securities. The Fund may invest up to 15% of its net assets in illiquid securities. The term “illiquid securities” for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities. Illiquid securities are considered to include, among other things, written over-the-counter options, securities or other liquid assets being used as cover for such options, repurchase agreements with remaining maturities in excess of seven days, fixed time deposits which are not subject to prepayment (other than overnight deposits), and other securities whose disposition is restricted under federal securities laws other than securities issued pursuant to Rule 144A under the 1933 Act and certain commercial paper that the Adviser has determined to be liquid under procedures approved by the Board of Trustees.

Illiquid securities may include privately placed securities, which are sold directly to a small number of investors, usually institutions. Unlike public offerings, such securities are not registered under the federal securities laws. Although certain of these securities may be readily sold, others may be illiquid, and their sale may involve substantial delays and additional costs.

Temporary Defensive Position. From time to time, the Fund may take temporary defensive positions that are inconsistent with the Fund’s principal investment strategies, in attempting to respond to adverse market, economic, political, or other conditions. For example, the Fund may hold all or a portion of its assets in money market instruments (high quality income securities with maturities of less than one year), securities of money market funds or U.S. Government repurchase agreements. The Fund may also invest in such investments at any time to maintain liquidity or pending selection of investments in accordance with its policies. As a result, the Fund may not achieve its investment objective.

Portfolio Turnover. The length of time the Fund has held a particular security is not generally a consideration in investment decisions. A change in the securities held by the Fund is known as “portfolio turnover.” The Fund may engage in frequent and active trading of portfolio securities to achieve its investment objective, particularly during periods of volatile market movements. Higher portfolio turnover (e.g., over 100%) may involve correspondingly greater expenses to the Fund, including dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. Such sales may also result in realization of taxable capital gains, including short-term capital gains (which are generally taxed at ordinary income tax rates for federal income tax purposes). The trading costs and tax effects associated with portfolio turnover may adversely affect the Fund’s performance. Prepayments of mortgage-backed securities will cause the Fund to have an increased portfolio turnover rate.

Percentage Investment Limitations. Unless otherwise stated, all percentage limitations on Fund investments will apply at the time of investment. The Fund would not be deemed to have violated these limitations unless an excess or deficiency occurs or exists immediately after and as a result of an investment.

INVESTMENT RESTRICTIONS

Fundamental Investment Policies.  The Trust has adopted the following investment restrictions for the Fund, none of which may be changed without the approval of a majority of the outstanding shares of the Fund. As used in the Prospectus and Statement of Additional Information, the term “majority,” when referring to the approvals to be obtained from shareholders, means the vote of the lesser of (1) 67% of the Fund’s shares of each class or of the class entitled to a separate vote present at a meeting if the holders of more than 50% of the outstanding shares of all classes or of the class entitled to a separate vote are present in person or by proxy, or (2) more than 50% of the Fund’s outstanding shares of all classes or of the class entitled to a separate vote. In addition to these investment restrictions, the investment objective of the Fund is fundamental and cannot be changed without the approval of the Fund’s shareholders.

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1. Borrowing Money. The Fund will not borrow money, except: (a) from a bank, provided that immediately after such borrowing there is an asset coverage of 300% for all borrowings of the Fund; or (b) from a bank or other persons for temporary purposes only, provided that such temporary borrowings are in an amount not exceeding 5% of the Fund’s total assets at the time when the borrowing is made. This limitation does not preclude the Fund from entering into reverse repurchase transactions, provided that the Fund has asset coverage of 300% for all borrowings and reverse repurchase commitments of the Fund.

2. Senior Securities. The Fund will not issue senior securities. This limitation is not applicable to activities that may be deemed to involve the issuance or sale of a senior security by the Fund, provided that the Fund’s engagement in such activities is consistent with or permitted by the 1940 Act, the rules and regulations promulgated thereunder or interpretations of the SEC or its staff.

3. Underwriting. The Fund will not act as underwriter of securities issued by other persons. This limitation is not applicable to the extent that, in connection with the disposition of portfolio securities (including restricted securities), the Fund may be deemed an underwriter under certain federal securities laws.

4. Real Estate. The Fund will not purchase or sell real estate. This limitation is not applicable to investments in marketable securities that are secured by or represent interests in real estate. This limitation does not preclude the Fund from investing in mortgage-related securities or investing in companies engaged in the real estate business or that have a significant portion of their assets in real estate (including real estate investment trusts).

5. Commodities. The Fund will not purchase or sell commodities unless acquired as a result of ownership of securities or other investments. This limitation does not preclude the Fund from purchasing or selling options or futures contracts, from investing in securities or other instruments backed by commodities or from investing in companies, which are engaged in a commodities business or have a significant portion of their assets in commodities.

6. Concentration. The Fund will invest no more than 25% of its total assets in a particular industry or group of industries. This limitation is not applicable to investments in obligations issued or guaranteed by the US government, its agencies and instrumentalities or repurchase agreements with respect thereto.

As a fundamental policy, the Fund reserves the ability to make loans and expects to make such loans and investments from time to time in accordance with applicable law, including the lending of portfolio securities and making or purchasing interests in commercial loans, senior loans and loan participations and assignments.

With respect to the percentages adopted by the Fund as maximum limitations on its investment policies and limitations, an excess above the fixed percentage will not be a violation of the policy or limitation unless the excess results immediately and directly from the acquisition of any security or the action taken. This paragraph does not apply to the borrowing policy set forth in paragraph 1 above.

With respect to paragraph 1 above, if asset coverage on borrowing at any time falls below 300% for the Fund, within three days (or such longer period as the SEC may prescribe by rule or regulation) the Fund shall reduce the amount of its borrowings to the extent that asset coverage of such borrowings will be at least 300%.

Notwithstanding any of the foregoing limitations, any investment company, whether organized as a trust, association or corporation, or a personal holding company, may be merged or consolidated with or acquired by the Trust, provided that if such merger, consolidation or acquisition results in an investment in the securities of any issuer prohibited by said paragraphs, the Trust shall, within ninety days after the consummation of such merger, consolidation or acquisition, dispose of all of the securities of such issuer so acquired or such portion thereof as shall bring the total investment therein within the limitations imposed by said paragraphs above as of the date of consummation.

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Non-Fundamental Policies. The following limitations have been adopted by the Trust and with respect to the Fund and are non-fundamental, which means the Fund may change them without shareholder approval (see “Fundamental Investment Policies” above).

1. Pledging. The Fund will not mortgage, pledge, hypothecate or in any manner transfer, as security for indebtedness, any assets of the Fund except as may be necessary in connection with borrowings described in fundamental investment limitation (1) above. Margin deposits, security interests, liens and collateral arrangements with respect to transactions involving options, futures contracts, short sales and other permitted investments and techniques are not deemed to be a mortgage, pledge or hypothecation of assets for purposes of this limitation.

2. Borrowing. The Fund will not purchase any security while borrowings (including reverse repurchase agreements) representing more than one-third of its total assets are outstanding.

3. Margin Purchases. The Fund will not purchase securities or evidences of interest thereon on “margin.” This limitation is not applicable to short-term credit obtained by the Fund for the clearance of purchases and sales or redemption of securities, or to arrangements with respect to transactions involving options, futures contracts, short sales and other permitted investment techniques.

4. Illiquid Investments. The Fund will not acquire “illiquid securities” if such acquisition would cause the aggregate value of illiquid securities to exceed 15% of the Fund’s net assets.

PURCHASE AND SALE OF FUND SHARES

Investment in the Fund may be made only by individuals or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This prospectus does not constitute an offer to sell, or the solicitation of any offer to buy, any security to the public within the meaning of the 1933 Act. Shares are only offered in private placement transactions to “accredited investors,” as defined in Regulation D under the 1933 Act.

A purchase order is considered binding upon the investor. Should it be necessary to cancel an order because payment was not timely received, the Trust may hold the investor responsible for the difference between the price of the shares when ordered and the price of the shares when the order was cancelled. If the investor is already a shareholder of the Trust, the Trust may redeem shares from the investor’s account in an amount equal to such difference. In addition, the Trust, the Adviser and/or the Distributor may prohibit or restrict the investor from making future purchases of the Fund’s shares.

The Trust reserves the right to suspend the right of redemption and to postpone the date of payment upon redemption (1) for any period during which the New York Stock Exchange (the “Exchange”) is closed, other than customary weekend and holiday closings (i.e., New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day), or during which trading on the Exchange is restricted, (2) for any period during which an emergency, as defined by the rules  of the Securities and Exchange Commission, exists as a result of which (i) disposal by the Fund of securities held by the Fund is not reasonably practicable, or (ii) it is not reasonably practicable for the Fund to determine the value of the Fund’s net assets, or (3) for such other periods as the Securities and Exchange Commission, or any successor governmental authority, may by order permit for the protection of shareholders of the Fund.

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MANAGEMENT OF THE TRUST

Board of Trustees

The Trust is managed by a Board of Trustees. The Trustees are responsible for managing the Trust’s business affairs and for exercising all the Trust’s powers except those reserved for the shareholders. The Trustees’ responsibilities include reviewing the actions of the Adviser, Fund distributor (if applicable) and Administrator.

Trustees and Officers

Trustees and officers of the Trust, together with information as to their principal business occupations during the past five years, are shown below. The following table provides information regarding each independent Trustee of the Trust, as defined in the 1940 Act. The Trust currently consists of four f unds, including the Fund.

Name, Age and Address[1]	Position(s) Held With Trust, Length of Time Served and Term of Office	Principal Occupation(s) During Past Five Years, Prior Relevant Experience and Other Directorships During the Past Five Years	No. of Portfolios in Trust Overseen
Independent Trustees
David F. Holland Age: 72	Chairman of the Board since 2015. Trustee since 1993 and from 1988 to 1989. Indefinite Term of Office	Retired; Chairman of the Board, Chief Executive Officer and President, BostonFed Bancorp Inc. from 1995 to 2005; Chairman of the Board from 1989 to 2005 and Chief Executive Officer from 1986 to 2005, Boston Federal Savings Bank; Consultant, TD Banknorth 2005-2007; Director, TD Banknorth – Massachusetts 2005-2007; Director, Preferred Community Bank since 2013.	4

Carla S. Carstens Age 64	Trustee since 2015. Indefinite Term of Office	Prior to 2009, Principal of Tatum LLC. (performance improvement consulting firm); President of Carstens Associates (strategic and operational consulting firm); and Vice President Strategic Planning of Amoco Oil Company. Advisory Board of Directors of AIT Worldwide Logistics, 2013 to 2015; Trustee and Audit Committee Chair of Lou Holland Trust mutual fund, 2005-2010; Board member and Treasurer of Athena International, 2010 to present; Board member and Chairman of Strategic Planning and Diversity Initiatives of Financial Executives International Chicago, 2009-present; Board of Directors and Audit Committee member of Chicago Yacht Club Foundation, 2015 to present.	4

David J. Gruber Age: 52	Trustee since 2015. Indefinite Term of Office	President of DJG Financial Consulting LLC (financial and accounting consulting firm), 2007 to present. Board member of Cross Shore Discovery Fund, 2014 to present, Board member of Fifth Third Funds, 2003-2012, Board member and Treasurer of CASA of Delaware County, 2009-2010.	4

1  The mailing address of each Independent Trustee is 325 John H. McConnell Boulevard, Suite 150, Columbus, OH 43215.

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The following table provides information regarding each Trustee who is an “interested person” of the Trust, as defined in the 1940 Act, and each officer of the Trust.

Name, Age and Address[1]	Position(s) Held With Trust, Length of Time Served and Term of Office[2]	Principal Occupation(s) During Past Five Years, Prior Relevant Experience and Other Directorships During the Past Five Years	No. of Portfolios in Trust Overseen
Interested Trustees and Officers

Dana A Gentile [3] Age: 53	Trustee since 2014. Indefinite Term of Office President since 2014.	Director, Beacon Hill Fund Services, Inc., 2013 to present. Senior Vice President, Product Management, Citi Fund Services Ohio, Inc., 2012 to 2013; Senior Vice President, Compliance Services, Citi Fund Services Ohio, Inc., 2007 to 2012.	4

Trent M. Statczar Age: 43	Treasurer since 2009.	Director, Beacon Hill Fund Services, Inc. 2008 to present; Senior Vice President of Citi Fund Services Ohio, Inc., from 2007 to 2008.	N/A

Rodney L. Ruehle Age: 46	Chief Compliance Officer since 2009. AML Officer since 2014.	Director, Beacon Hill Fund Services, Inc. 2008 to present; Chief Compliance Officer of Tributary Funds, Inc. since December 2009 to present; Chief Compliance Officer of Advisers Investment Trust since July 2011 to present; Chief Compliance Officer of Penn Series Funds, Inc. since February 2012 to 2014.	N/A

C. David Bunstine Age: 50	Secretary since 2014.	Director, Beacon Hill Fund Services, Inc. since November 2013 to present; Director Citi Fund Services Ohio, Inc., from 2007 to 2013.	N/A

Lori K. Cramer Age: 48	Assistant Secretary since 2014.	Director, Beacon Hill Fund Services, Inc. March, 2014 to present; Paralegal, Nationwide Financial Services, Inc., 2002 to March 2014.	N/A

[1]	The mailing address of each officer is 325 John H. McConnell Boulevard, Suite 150, Columbus, OH 43215.

[2]	The Trust’s officers, except the Chief Compliance Officer, are elected annually by the Board of Trustees. The Trust’s Chief Compliance Officer is designated by the Board of Trustees and may only be removed by action of the Board of Trustees, including a majority of Independent Trustees.

[3]	This Trustee is an “interested person” of the Trust under the 1940 Act because she is the President of the Trust. She also holds certain positions with the Trust’s business manager and administrator, Beacon Hill Fund Services, Inc.

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The following table sets forth the compensation earned by Independent Trustees from the Trust and the fund complex for the fiscal year ended October 31, 2015:

	Aggregate Compensation From the Trust	Pension or Retirement Benefits Accrued as Part of Trust Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Trust and Fund Complex
Independent Trustees
David F. Holland	$22,000	$0	$0	$22,000
Carla S. Carstens	$15,000	$0	$0	$15,000
David J. Gruber	$15,000	$0	$0	$15,000
Gerald J. Levy[1]	$12,000	$0	$0	$12,000
William A. McKenna, Jr.[2]	$7,000	$0	$0	$7,000
Maria F. Ramirez[1]	$12,000	$0	$0	$12,000

Interested Trustees
Rodger D. Shay, Jr. [3]	$0	$0	$0	$0
Dana A. Gentile	$0	$0	$0	$0

1 Effective April 30, 2015 Mr. Levy and Ms. Ramirez resigned as a Trustee of the Board.

2 Effective January 29, 2015, Mr. McKenna resigned as a Trustee of the Board.

3 Effective October 30, 2015, Mr. Shay, Jr. resigned as a Trustee of the Board.

Prior to January 1, 2016, the Independent Trustees receive an annual retainer of $8,000. For each in-person meeting, the meeting attendance fee is $2,000 for board meetings and $1,000 for committee meetings. For each telephonic meeting, the meeting attendance fee is $500. During the year ended October 31, 2015, the Board held four regular in-person meetings and one Special Nominating and Governance Committee meeting.

Effective January 1, 2016, the Independent Trustees receive an annual retainer of $8,000. For each in-person meeting, the meeting attendance fee is $3,000 for board meetings and $1,000 for committee meetings. For each telephonic meeting, the meeting attendance fee is $500.

The Interested Trustee receives no compensation from the Trust.

Board of Trustees: Leadership Structure and Committees

Experience and Qualifications

The Trustees were selected to serve and continue on the Board based upon their skills, experience, judgment, analytical ability, diligence, ability to work effectively with other Board members, and a commitment to the interests of shareholders.

The following is a  summary of the experience, qualifications, attributes and skills of each Trustee that support the conclusion, as of the date of this Statement of Additional Information, that each Trustee should serve as a Trustee in light of the Trust’s business and structure. References to the experiences, qualifications, attributes and skills of the Trustees are made pursuant to requirements of the Securities and Exchange Commission, do not constitute holding out of the Board or any Trustee as having any special expertise or experience and shall not impose any greater responsibility or liability on any such person or on the Board by reason thereof.

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David F. Holland. Mr. Holland has served as a member of the Board of Trustees of the Trust for the past 22 years, the Chairman of the Audit Committee of the Board from 2004 to 2015, Lead Independent Trustee in 2015 and Chairman of the Board since 2015. Over the course of his career, Mr. Holland has served as Chairman of the Board, Chief Executive Officer and President of BostonFed Bancorp Inc. from 1995 to 2005, and Chairman of the Board and Chief Executive Officer of Boston Federal Savings Bank from 1989 to 2005 (Chief Executive Officer from 1986 to 2005). He has also served as Director of TD Banknorth, Massachusetts, Chairman of America’s Community Bankers, Director of ACB Investment Services, Inc., Director and Vice Chairman of the Federal Home Loan Bank of Boston and President of the Thrift Industry Advisory Council, an adviser to the Federal Reserve Board. Additionally, Mr. Holland was employed at KPMG LLP from 1963 to 1974, serving most recently as Manager. Mr. Holland maintained his status as a Certified Public Accountant from 1966 to 1990 and served on the Financial Advisory Standards Advisory Committee (FASAC) from 1991 to 1994. Mr. Holland is a current Director of Preferred Community Bank.

Carla S. Carstens. Ms. Carstens has served as a member of the Board of Trustees of the Trust and the Chairwoman of the Nominating and Governance Committee since 2015. Over the course of her career she as served in an array of strategic and governance positions and as a Trustee and Audit Committee Chair for another mutual fund. Ms. Carstens has served on the Advisory Board of Directors of AIT Worldwide Logistics, 2013 to 2015; Trustee and Audit Committee Chair of Lou Holland Trust mutual fund, 2005-2010; Board member and Treasurer of Athena International, 2010 to present; Board member and Chairman of Strategic Planning and Diversity Initiatives of Financial Executives International Chicago, 2009-present; Board of Directors and Audit Committee member of Chicago Yacht Club Foundation, 2015 to present. Ms. Carstens was a Principal of Tatum LLC (performance improvement consulting firm); President of Carstens Associates (strategic and operational consulting firm); and Vice President Strategic Planning of Amoco Oil Company.

David J. Gruber. Mr. Gruber has served as a member of the Board of Trustees of the Trust and the Chairman of the Audit Committee since 2015. Mr. Gruber is a CPA and served as an independent Trustee, Compliance Committee Chair, a member of the Audit Committee and Financial Expert for the Fifth Third Funds from 2003-2012. Mr. Gruber served as a Board member and Treasurer of CASA of Delaware Country from 2009-2010. Mr. Gruber is an independent Trustee for Cross Shore Discovery Fund, Audit Committee Chair, Valuation Committee member, from 2014 to present. Mr. Gruber is President and Chief Executive Officer of DJG Financial Consulting, LLC and performs Sarbanes-Oxley assessments for public companies and serves as a chief financial officer.

Dana A. Gentile. Ms. Gentile, an interested person of the Trust, has served as a member of the Board of Trustees of the Trust since 2014. Ms. Gentile has been President of the Trust since 2014 and is currently a Director at Beacon Hill Fund Services, Inc. which position she has held since 2013. Ms. Gentile has more than 28 years of experience in the financial services industry with more than 26 years of mutual fund experience that include leadership and senior management roles in various compliance, regulatory and administration functions, client services and product management from 1987 to 2013 at Citi Fund Services, Inc., a large third party mutual fund service provider.

Board Structure

The Board has general oversight responsibility with respect to the business and affairs of the Trust. The Board establishes policies and reviews and approves contracts and their continuance. The Trustees regularly request and/or receive reports from the Adviser, the Trust’s other service providers and the Trust’s Chief Compliance Officer (“CCO”). The Board currently is composed of four trustees, three of whom are not “interested persons” (as that term is defined in the 1940 Act). Mr. Holland, an independent trustee, serves as the Chairman of the Board. The Board has determined that the Trust’s leadership structure provides a combination of management and industry experience and independence that is appropriate given the character and circumstances of the Trust, including items such as the number of portfolios that comprise the Trust, the net assets of the Trust, and the committee structure of the Board.

The Board of Trustees has three standing committees: the Audit Committee, the Nominating and Governance Committee and the Valuation Committee. The Audit Committee held two in-person meetings during the year ended October 31, 2015. The Nominating and Governance Committee held four in-person meetings during the year ending October 31, 2015. The Valuation Committee did not meet during the year ending October 31, 2015.

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The Audit Committee monitors the accounting and reporting policies and practices of the Trust, the quality and integrity of the financial statements of the Trust, compliance by the Trust with legal and regulatory requirements and the independence and performance of the independent registered public accounting firm. The members of the Audit Committee are David J Gruber, Chairman, Carla S. Carstens and David F. Holland.

The Nominating and Governance Committee is responsible for identifying and recommending individuals for membership on the Board. In the event of a vacancy on the Board, the Nominating and Governance Committee receives suggestions from various sources as to suitable candidates, including shareholders of the Trust. The Nominating and Governance Committee sets appropriate standards and requirements for nominations for new trustees and reserves the right to interview all candidates and to make the final selection of any new trustees. In selecting candidates for nomination to the Board, the Nominating and Governance Committee believes that the Board generally benefits from diversity of background, experience and views among its members, and considers this a factor in evaluating the composition of the Board, but has not adopted any specific policy on diversity or any particular definition of diversity. The members of the Nominating and Governance Committee are Carla S. Carstens, Chairwoman, David F. Holland, and David J. Gruber. Suggestions for trustee candidates and other correspondence should be sent in writing to the Secretary, Asset Management Fund, 325 John H. McConnell Boulevard, Suite 150, Columbus, Ohio 43215.

The Valuation Committee is responsible pursuant to the provisions of the Trust’s Pricing Procedures for reviewing and considering fair valuation recommendations by the Pricing Committee. The members of the Valuation Committee are Carla S. Carsten, Chairwoman, David F. Holland and David J. Gruber.

The Trust’s day-to-day operations are managed by, Beacon Hill Fund Services, Inc. (“Beacon Hill” or the “Administrator”), the Trust’s business manager and administrator and other service providers. The Board and the committees meet regularly throughout the year to review the Trust’s activities, including, among others, fund performance, valuation matters and compliance with regulatory requirements, and to review contractual arrangements with service providers.

Risk Oversight

Through its oversight role, and through its Committees, officers and service providers, the Board performs a risk oversight function for the Trust consisting, among other things, of the following activities: (1) receiving and reviewing reports related to the performance and operations of the funds at regular Board meetings, and on an ad hoc basis as needed; (2) reviewing and approving, as applicable, the compliance policies and procedures of the Trust; (3) meeting with the portfolio management teams to review investment strategies, techniques and the processes used to manage related risks; (4) meeting with representatives of key service providers, including the investment advisers, Administrator, distributors and independent registered public accounting firm of the funds, to review and discuss  the activities of the funds and to provide direction with respect thereto; and (5) engaging the services of the CCO, to report to the full Board on a variety of matters at regular and special meetings of the Board and its Committees, as applicable, including matters relating to risk management. The Treasurer also reports regularly to the Audit Committee and the Board on the Trust’s internal controls and accounting and financial reporting policies and practices. The Audit Committee also receives reports from the Trust’s independent registered public accounting firm on internal control and financial reporting matters. On at least a quarterly basis, the Board meets with the Trust’s CCO to discuss, among other things, issues related to portfolio compliance and, on at least an annual basis, receives a report from the CCO regarding the effectiveness of the Trust’s compliance program. In addition, the Board receives reports from the investment advisers on the investments and securities trading of the funds, as well as reports from the pricing committee meetings. The Board also receives reports from the Trust’s primary service providers on a periodic or regular basis, including the investment advisers as well as the Administrator, custodians, distributors and Transfer Agents.

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Information Security Risk

The Trust, and its service providers, may be prone to operational and information security risks resulting from cyber-attacks.  Cyber-attacks include, among other behaviors, stealing or corrupting data maintained online or digitally, denial of service attacks on websites, the unauthorized release of confidential information or various other forms of cyber security breaches.  Cyber-attacks affecting the Trust or its investment advisers, custodians, transfer agents, fund accounting agents, financial intermediaries and other third-party service providers may adversely impact the Trust.  For instance, cyber-attacks may interfere with the processing of shareholder transactions, impact the Trust’s ability to calculate its NAVs, cause the release of private shareholder information or confidential business information, impede security trading, subject the Trust to regulatory fines, financial losses and/or cause reputational damage.  The Fund may also incur additional costs for cyber security risk management purposes.  Similar types of cyber security risks are also present for issuers or securities in which the Fund may invest, which could result in material adverse consequences for such issuers and may cause the Funds’ investment in such companies to lose value.

CODE OF ETHICS

The Trust, the Adviser and the Fund distributor (if applicable) have adopted codes of ethics under Rule 17j-1 under the 1940 Act, as amended. Board members and officers of the Trust and employees of the Adviser and Fund distributor are permitted to make personal securities transactions, including transactions in securities that may be purchased or held by the Fund, subject to requirements and restrictions set forth in the codes of ethics. The codes of ethics contain provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of the Fund.

Portfolio managers, traders, research analysts and others involved in the investment advisory process are subject to special standards. Among other things, the codes of ethics prohibit certain types of transactions absent prior approval, impose time periods during which personal transactions may not be made in certain securities, and require the submission of quarterly reporting of securities transactions. Exceptions to these and other provisions of the codes of ethics may be granted in particular circumstances after review by appropriate personnel.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITES

Management Ownership

As of the date of this SAI, the Fund has not commenced operations. Therefore, none of the Trustees or officers own any of the shares of the Fund.

INVESTMENT ADVISORY AND OTHER SERVICES

Investment Adviser

LongCap Investment Management LLC (“Adviser”) serves as the investment adviser to the Fund and has its principal place of business at 95 Witherbee Ave., Pelham Manor, NY 10803. The Adviser is organized under the laws of the state of Delaware and is registered as an investment adviser with the SEC.

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Under the terms of the Trust’s Investment Advisory Agreement with the Adviser (“Adviser Agreement”), the Adviser is subject to the supervision of the Board of Trustees, provides or arranges to be provided to the Fund such investment advice as its deems advisable and will furnish or arrange to be furnished a continuous investment program for the Fund consistent with the Fund’s investment objective and policies. As compensation for management services, the Fund is obligated to pay the Adviser fees computed and accrued daily and paid monthly at the annual rates set forth below:

Fund Percentage of Average Daily Net Assets

LongCap Value Fund	0.75%

The Adviser Agreement will continue for an initial term of two years, and on a year-to-year basis thereafter, provided that continuance is approved at least annually by specific approval of the Board of Trustees or by vote of the holders of a majority of the outstanding voting securities of the Fund. In either event, it must also be approved by a majority of the Trustees who are neither parties to the agreement nor interested persons, as defined in the 1940 Act, at a meeting called for the purpose of voting on such approval. The Agreement may be terminated at any time without the payment of any penalty by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund on not more than 60 days’ written notice to the Adviser. In the event of its assignment, the Agreement will terminate automatically. The Adviser has contractually agreed to waive fees and reimburse expenses to the extent that total annual operating expenses (excluding brokerage costs, interest, taxes, dividend expense on short positions, litigation and indemnification expenses, expenses associated with the investments in underlying investment companies and extraordinary expenses (as determined under generally accepted principles)) exceed amounts specified in the prospectus of Fund until February 29, 2017. If it becomes unnecessary for the Adviser to waive fees or make reimbursements, the Adviser may recapture any of its prior waivers or reimbursements for a period not to exceed three years from the fiscal year in which the waiver or reimbursement was made to the extent that such a recapture does not cause the total annual fund operating expenses (excluding brokerage costs, interest, taxes, dividend expense on short positions, litigation and indemnification expenses, expenses associated with the investments in underlying investment companies and extraordinary expenses (as determined under generally accepted principles)) to exceed the applicable expense limitation in effect at time of recoupment or that was in effect at the time of the waiver or reimbursement, whichever is lower. The agreement to waive fees and reimburse expenses may be terminated by the Board of Trustees at any time and will terminate automatically upon termination of the Adviser Agreement.

The Adviser may make payments to banks or other financial institutions that provide shareholder services and administer shareholder accounts. If a bank were prohibited from continuing to perform all or a part of such services, management of the Fund believes that there would be no material impact on the Fund or its shareholders. Banks may charge their customers fees for offering these services to the extent permitted by applicable regulatory authorities, and the overall return to those shareholders availing themselves of the bank services will be lower than to those shareholders who do not. The Fund may from time to time purchase securities issued by banks that provide such services; however, in selecting investments for the Fund, no preference will be shown for such securities.

Portfolio Manager Holdings

Ian Lapey is the portfolio manager of the Fund. As of the date of this SAI, he owned all shares of the Fund.

Other Portfolio Manager Information

The portfolio manager may also be responsible for managing other account portfolios in addition to the Fund which he manages.

A portfolio manager’s management of other accounts may give rise to potential conflicts of interest in connection with their management of the Fund investments on the one hand and the investments of the other accounts, on the other. The side-by-side management of the Fund and other accounts presents a variety of potential conflicts of interests. For example, the portfolio manager may purchase or sell securities for one portfolio and not another. The performance of securities within one portfolio may differ from the performance of securities in another portfolio. In some cases, another account managed by the same portfolio manager may compensate the Adviser based on performance of the portfolio held by that account. Performance-based fee arrangements may create an incentive for the Adviser to favor higher fee paying accounts over other accounts, including accounts that are charged no performance-based fees, in the allocation of investment opportunities. The Adviser has adopted policies and procedures that seek to mitigate such conflicts and to ensure that all clients are treated fairly and equally.

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Another potential conflict could arise in instances in which securities considered as investments for the Fund are also appropriate investments for other investment accounts managed by the Adviser. When a decision is made to buy or sell a security by the Fund and one or more of the other accounts, the Adviser may aggregate the purchase or sale of the securities and will allocate the securities transactions in a manner it believes to be equitable under the circumstances. However, a variety of factors can determine whether a particular account may participate in a particular aggregated transaction. Because of such differences, there may be differences in invested positions and securities held in accounts managed according to similar strategies. When aggregating orders, the Adviser employs procedures designed to ensure accounts will be treated in a fair and equitable manner and no account will be favored over any other. The Adviser has implemented specific policies and procedures to address any potential conflicts.

As of the date of this SAI, the portfolio manager did not manage any other accounts.

Portfolio Manager Compensation

The Adviser compensates the portfolio manager for his management of the Fund. The portfolio manager will only receive compensation after the Fund reaches its breakeven threshold (i.e. Fund and Adviser expenses are covered). Once the breakeven threshold is reached, the portfolio manager’s compensation will consist of a combination of a salary and an annual discretionary bonus.

Custodian, Transfer Agent, Financial Administrator and Fund Accountant

BNP Paribas, LLC, 51 West 52nd Street, New York, NY 10019, serves as the Trust’s custodian with respect to the Fund. BNP Paribas, LLC and the Trust have entered into a Custody Agreement (“Custody Agreement”), pursuant to which BNP Paribas Trust serves as the Fund’s custodian and, among other things, will maintain custody of the Funds’ cash and securities.

Ultimus Fund Solutions, LLC (“Ultimus”) serves as the transfer agent for the Fund, Pursuant to the terms of the transfer agency Master Services Agreement between the Trust and Ultimus (the “Transfer Agency Agreement”), Ultimus provides various transfer agency services to the Fund, including, but not limited to, (i) processing shareholder purchase and redemption requests, (ii) processing dividend payments and (iii) maintaining shareholder account records. UMB Bank, N.A. provides cash management services to the Fund.

Ultimus serves as the financial administrator and fund accountant for the Fund. Pursuant to the terms of the administration and fund accounting Master Services Agreement between the Beacon Hill Fund Services, Inc. and Ultimus (the “Fund Accounting Agreement”), Ultimus provides various administrative and fund accounting services to the Fund, which include (i) computing the Fund’s net asset value for purposes of the sale and redemption of its shares, (ii) computing the Fund’s dividend payables, (iii) preparing certain periodic reports and statements, and (iv) maintaining the general ledger accounting records for the Fund.

Business Manager and Administrator

The Trust entered into a Management and Administration Agreement with Beacon Hill Fund Services, Inc. (“Beacon Hill”) on behalf of the Fund to serve as business manager and administrator for the Trust on behalf of the Fund. Pursuant to the terms of the Agreement, Beacon Hill, as business manager and administrator for the Trust, on behalf of the Fund, performs and coordinates all management and administration services for the Fund either directly or through working with the Fund’s service providers. Services provided under the Agreement by Beacon Hill include, but are not limited to, coordinating and monitoring activities of the third party service providers to the Fund; serving as officers of the Trust, including but not limited to President, Secretary, Chief Compliance Officer, Anti-Money Laundering Officer, Treasurer and others as are deemed necessary and appropriate; performing compliance services for the Trust and the Fund, including maintaining the Trust compliance program as required under the 1940 Act; managing the process of filing amendments to the Trust’s registration statement with respect to the Fund and other reports to shareholders; coordinating the Board meeting preparation process; reviewing financial filings and filing with the Securities and Exchange Commission; and maintaining books and records in accordance with applicable laws and regulations.

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Pursuant to the Agreement, Beacon Hill pays all operating expenses of the Trust and the Fund not specifically assumed by the Trust, unless the Trust or the Adviser otherwise agree to pay, including without limitation the compensation and expenses of any employees and officers of the Trust and of any other persons rendering any services to the Trust; clerical and shareholder service staff salaries; office space and other office expenses; fees and expenses incurred by the Trust in connection with membership in investment company organizations; legal, auditing and accounting expenses; expenses of registering shares under federal and state securities laws; insurance expenses; fees and expenses of the transfer agent, dividend disbursing agent, shareholder service agent, custodian, fund accounting agent and financial administrator (excluding fees and expenses payable to Beacon Hill) and accounting and pricing services agent; expenses, including clerical expenses, of issue, sale, redemption or repurchase of shares of the Fund; the cost of preparing and distributing reports and notices to shareholders; the cost of printing or preparing prospectuses and statements of additional information for delivery to the Fund’s current shareholders; the cost of printing or preparing any documents, statements or reports to shareholders unless otherwise noted; fees and expenses of trustees of the Trust who are not interested persons of the Trust, as defined in the 1940 Act; and all other operating expenses not specifically assumed by the Trust. In paying expenses that would otherwise be obligations of the Trust, Beacon Hill is expressly acting as an agent on behalf of the Trust. For services under the Agreement and expenses assumed by Beacon Hill, the Trust, on behalf of the Fund, pays Beacon Hill an annual fee of 0.45% of average daily net assets of the Fund if assets are within the range of $0 to $100 million; 0.39% of the average daily net assets of the Fund if assets are within the range of $100 million to $150 million; 0.33% of average daily net assets of the Fund if assets are within the range of $150 million to $200 million; 0.27% of the average daily net assets of the Fund if assets are within the range of $200 million to $250 million; and 0.22% of the average daily net assets of the Fund if assets are over $250 million; subject to an aggregate minimum annual fee of $440,000 for the Fund.

Counsel and Independent Registered Public Accounting Firm

Vedder Price P.C., 222 North LaSalle Street, Suite 2600, Chicago, Illinois 60601, is legal counsel to the Trust.

Cohen Fund Audit Services (“Cohen”), 1350 Euclid Ave., Suite 800, has been selected as independent registered public accounting firm for the Fund for the fiscal year ending October 31, 2016 in accordance with the requirements of the 1940 Act and the rules thereunder. Cohen will perform an annual audit of the Fund’s financial statements and will provide audit and tax services as requested.

DETERMINATION OF NET ASSET VALUE

The price (NAV) of the shares of the Fund is determined at the close of trading of the New York Stock Exchange (“NYSE”), normally 4:00 p.m. Eastern time (“ET”) except for the following days on which the share price of the Fund is not calculated: Saturdays and Sundays; U.S. national holidays including New Years’ Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. For a description of the methods used to determine the NAV, see “Net Asset Value” in the Prospectus.

Security prices are generally provided by an independent third party pricing service approved by the Trustees as of the close of the New York Stock Exchange, normally at 4:00 pm ET, each business day on which the share price of the Fund is calculated.

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Domestic Equity Securities

Domestic equity securities (including options, rights, warrants, futures, and options on futures) traded in the over-the-counter market or on a primary exchange are valued at the closing price as determined by the primary exchange, typically at 4:00 p.m. ET. If no sale occurred on the valuation date, the securities are valued at the latest bid quotations for a long position or at the last quoted ask price for a short position as of the closing of the primary exchange, typically at 4:00 p.m. ET. Securities for which quotations are either (1) not readily available or (2) determined by the Pricing Committee to not accurately reflect their value are valued at their fair value using procedures approved by the Board of Trustees. Significant bid-ask spreads, or infrequent trading may indicate a lack of readily available market quotations. Securities traded on more than one exchange will first be valued at the last sale price on the principal exchange, and then the secondary exchange. The NASD National Market System is considered an exchange. Mutual fund investments are valued at the most recently calculated (current day) NAV.

Foreign and Domestic Fixed Income Securities

Fixed income securities are valued at an evaluated bid price, generally as of 4:00 pm ET, provided by an independent pricing service approved by the Board of Trustees. To value debt securities, pricing services may use various pricing techniques which take into account appropriate factors such as trading activity, readily available market quotations (including broker quotes), yield, quality, coupon rate, maturity, type of issue, trading characteristics, call features, credit ratings and other data.

Securities with less than 61 days to maturity may be valued at amortized cost. Amortized cost shall not be used if the use of amortized cost would be inappropriate due to credit or other impairments of the issuer.

Securities for which quotations are either (1) not readily available, (2) not provided by an approved pricing service or broker, or (3) determined by the Pricing Committee to not accurately reflect their value, are valued at their fair value using procedures approved by the Board of Trustees.

Foreign Equity Securities

To the fullest extent possible, equity securities that are traded on a foreign securities exchange are valued at the last sale price on the exchange on which they are primarily traded on the day of valuation. If no sale occurred on the valuation date, the securities are valued at the latest bid quotations for a long position or at the last quoted ask price for a short position as of the closing of the primary exchange. Securities for which quotations are either (1) not readily available or (2) determined by the Pricing Committee to not accurately reflect their value are valued at their fair value using procedures approved by the Board of Trustees. Foreign securities, currencies and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rate of such currencies against the U.S. Dollar, as of valuation time, as provided by an independent pricing service approved by the Board.

The Trust may, at the direction of the Trustees, use a fair value service to adjust the prices of foreign securities that are traded on foreign exchanges in order to reflect the price impacts of events occurring after such foreign exchanges close that may affect the values of such securities.

TAX CONSEQUENCES

The following discussion of certain U.S. federal income tax consequences is general in nature and should not be regarded as an exhaustive presentation of all possible tax ramifications. Each shareholder should consult a qualified tax advisor regarding the tax consequences of an investment in the Fund. The tax considerations relevant to a specific shareholder depend upon the shareholder’s specific circumstances, and the following general summary does not attempt to discuss all potential tax considerations that could be relevant to a prospective shareholder with respect to the Fund or its investments. This general summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. federal income tax regulations promulgated thereunder, and administrative and judicial interpretations thereof as of the date hereof, all of which are subject to change (potentially on a retroactive basis).

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The Fund intends to qualify each year as a regulated investment company under Subchapter M of the Code, which requires compliance with certain requirements concerning the sources of its income, diversification of its assets, and the amount and timing of its distributions to shareholders. Such qualification does not involve supervision of management or investment practices or policies by any government agency or bureau. By so qualifying, the Fund should not be subject to federal income or excise tax on net investment income or net realized capital gain, which are distributed to shareholders in accordance with the applicable timing requirements.

The Fund intends to distribute substantially all of their net investment income (including any excess of net short-term capital gains over net long-term capital losses) and net realized capital gain (that is, any excess of net long-term capital gains over net short-term capital losses) in accordance with the timing requirements imposed by the Code and therefore should not be required to pay any federal income or excise taxes. Net realized capital gain for a fiscal year is computed by taking into account any capital loss carryforward of the Fund.

To be treated as a regulated investment company under Subchapter M of the Code, the Fund must also (a) derive at least 90% of its gross income from dividends, interest, payments with respect to securities loans, net income from certain publicly traded partnerships and gains from the sale or other disposition of securities or foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to the business of investing in such securities or currencies, and (b) diversify its holding so that, at the end of each fiscal quarter, (i) at least 50% of the market value of the Fund’s assets is represented by cash, U.S. government securities and securities of other regulated investment companies, and other securities (for purposes of this calculation, generally limited in respect of any one issuer, to an amount not greater than 5% of the market value of the Fund’s assets and 10% of the outstanding voting securities of such issuer) and (ii) not more than 25% of the value of its assets is invested in the securities (other than U.S. government securities or the securities of other regulated investment companies) of any one issuer, two or more issuers which the Fund controls and which are determined to be engaged in the same or similar trades or businesses, or the securities of certain publicly traded partnerships.

If the Fund fails to qualify as a regulated investment company under Subchapter M in any fiscal year, it may be treated as a corporation for federal income tax purposes. As such, the Fund would be required to pay income taxes on its net investment income and net realized capital gains, if any, at the rates generally applicable to corporations. Shareholders of the Fund generally would not be liable for income tax on the Fund’s net investment income or net realized capital gains in their individual capacities. However, distributions to shareholders, whether from the Fund’s net investment income or net realized capital gains, would be treated as taxable dividends to the extent of current or accumulated earnings and profits of the Fund.

As a regulated investment company, the Fund is subject to a 4% nondeductible excise tax on certain undistributed amounts of ordinary income and net realized capital gain under a prescribed formula contained in Section 4982 of the Code. The formula requires payment to shareholders during a calendar year of distributions representing at least 98% of the Fund’s ordinary income for the calendar year and at least 98.2% of its net realized capital gain (i.e., the excess of its capital gains over capital losses) realized during the one-year period ending October 31 during such year plus 100% of any income that was neither distributed nor taxed to the Fund during the preceding calendar year. Under ordinary circumstances, the Fund expects to time its distributions so as to avoid liability for this tax.

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The following discussion of U.S. federal income tax consequences is for the general information of shareholders that are subject to tax. Shareholders that are invested in IRAs or other qualified retirement plans are exempt from income taxation under the Code.

Distributions of taxable net investment income (including the excess of net short-term capital gain over net long-term realized capital loss) generally are taxable to shareholders as ordinary income, regardless of whether you elect to receive or reinvest such distributions. However, distributions by the Fund to a non-corporate shareholder may be subject to income tax at the shareholder’s applicable tax rate for long-term capital gain, to the extent that the Fund receives qualified dividend income on the securities it holds, the Fund properly designates the distribution as qualified dividend income, and the Fund and the non-corporate shareholder receiving the distribution meets certain holding period and other requirements. Distributions of net realized capital gain (“capital gain dividends”) generally are taxable to shareholders as long-term capital gain, regardless of the length of time the shares of the Trust have been held by such shareholders. Under current law, capital gain dividends recognized by a non-corporate shareholder generally will be taxed at a maximum income tax rate of 20%. Capital gains of corporate shareholders are taxed at the same rate as ordinary income.

Distributions of taxable net investment income and net realized capital gain will be taxable as described above, whether received in additional cash or shares. All distributions of taxable net investment income and net realized capital gain, whether received in shares or in cash, must be reported by each taxable shareholder on his or her federal income tax return. Dividends or distributions declared in October, November or December as of a record date in such a month, if any, will be deemed to have been received by shareholders on December 31, if paid during January of the following year. Redemptions of shares may result in tax consequences (gain or loss) to the shareholder and are also subject to these reporting requirements.

Redemption of Fund shares by a shareholder will result in the recognition of taxable gain or loss in an amount equal to the difference between the amount realized and the shareholder’s tax basis in the shareholder’s Fund shares. Such gain or loss is treated as a capital gain or loss if the shares are held as capital assets. However, any loss realized upon the redemption of shares within six months from the date of their purchase will be treated as a long-term capital loss to the extent of any amounts treated as capital gain dividends during such six-month period. All or a portion of any loss realized upon the redemption of shares may be disallowed to the extent shares are purchased (including shares acquired by means of reinvested dividends) within 30 days before or after such redemption.

Under the Code, the Fund will be required to report to the Internal Revenue Service all distributions of taxable income and net realized capital gains as well as gross proceeds from the redemption or exchange of Fund shares, except in the case of certain exempt shareholders. Under the backup withholding provisions of Section 3406 of the Code, distributions of taxable net investment income and net realized capital gain and proceeds from the redemption or exchange of the shares of the Fund may be subject to withholding of federal income tax (currently, at a rate of 28%) in the case of non-exempt shareholders who fail to furnish the investment company with their taxpayer identification numbers and with required certifications regarding their status under the federal income tax law, or if the Fund is notified by the IRS or a broker that withholding is required due to an incorrect TIN or a previous failure to report taxable interest or dividends. If the withholding provisions are applicable, any such distributions and proceeds, whether taken in cash or reinvested in additional shares, will be reduced by the amounts required to be withheld.

An additional 3.8% Medicare tax generally will be imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that any such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. Shareholders should consult their tax advisors about the application of federal, state, local and foreign tax law in light of their particular situation. Should additional series, or funds, be created by the Trustees, the Fund would be treated as a separate tax entity for federal tax purposes.

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Payments to a shareholder that is either a foreign financial institution (“FFI”) or a non-financial foreign entity (“NFFE”) within the meaning of the Foreign Account Tax Compliance Act (“FATCA”) may be subject to a generally nonrefundable 30% withholding tax on: (a) income dividends paid by a Fund after June 30, 2014 and (b) certain capital gain distributions and the proceeds arising from the sale of Fund shares paid by the Fund after December 31, 2016. FATCA withholding tax generally can be avoided: (a) by an FFI, subject to any applicable intergovernmental agreement or other exemption, if it enters into a valid agreement with the IRS to, among other requirements, report required information about certain direct and indirect ownership of foreign financial accounts held by U.S. persons with the FFI and (b) by an NFFE, if it: (i) certifies that it has no substantial U.S. persons as owners or (ii) if it does have such owners, reports information relating to them. A Fund may disclose the information that it receives from its shareholders to the IRS, non-U.S. taxing authorities or other parties as necessary to comply with FATCA. Withholding also may be required if a foreign entity that is a shareholder of a Fund fails to provide the Fund with appropriate certifications or other documentation concerning its status under FATCA.

Shareholders should consult their tax advisors about the application of federal, state, local and foreign tax law in light of their particular situation.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Subject to policies established by the Board of Trustees, the Adviser is responsible for the Fund’s portfolio decisions and the placing of the Fund’s portfolio transactions. In placing portfolio transactions, the Adviser seeks the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer. The Adviser generally seeks favorable prices and commission rates that are reasonable in relation to the benefits received.

All decisions concerning the purchase and sale of securities and the allocation of brokerage commissions on behalf of the Fund are made by the Adviser. In selecting broker-dealers to use for such transactions, the Adviser will seek to achieve the best overall result for the Fund taking into consideration a range of factors that include not just price, but also the broker’s reliability, reputation in the industry, financial standing, infrastructure, research and execution services and ability to accommodate special transaction needs. The Adviser will use knowledge of the Fund’s circumstances and requirements to determine the factors that the Adviser takes into account for the purpose of providing the Fund with “best execution.”

In selecting qualified broker-dealers to execute brokerage transactions, the Adviser may consider broker-dealers who provide or procure for the Adviser brokerage or research services or products within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended. Such services and products may include fundamental research reports and technical and portfolio analyses. Certain of the brokerage and research services received may benefit some or all of the Adviser’s clients and accounts under the management of the Adviser and may not benefit directly the Fund. Broker-dealers who provide such services may receive a commission which is in excess of the amount of the commission another broker-dealer may have charged if in the judgment of the Adviser the higher commission is reasonable in relation to the value of the brokerage and research services rendered. All commissions paid, regardless of whether the executing broker-dealer provides research services, will generally be within a competitive range for full service brokers.

Because the Fund is new, it did not pay any brokerage commissions in the last fiscal year.

DISCLOSURE OF INFORMATION REGARDING PORTFOLIO HOLDINGS

The Fund will disclose its portfolio holdings quarterly, in its annual and semi-annual Reports, as well as in filings with the SEC, in each case no later than 60 days after the end of the applicable fiscal period.

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Information about the Fund’s portfolio holdings and other portfolio characteristics may be provided to the Administrator, the Distributor and other service providers at any time to enable such service providers to carry out their responsibilities to the Fund.

In accordance with industry practice, information about the Fund’s portfolio holdings and characteristics may be disclosed to mutual fund rating agencies and companies that collect and maintain information about mutual funds as soon as such information is publicly available. Portfolio holdings may also be provided before such information is publicly available to Morningstar and other rating agencies and companies that collect and maintain information about mutual funds that sign a confidentiality agreement or if the Board has determined that the policies of the recipient are adequate to produce such information.

No compensation is received by the Adviser or the Fund for providing such information before it is publicly available.

Prior to public dissemination of portfolio holdings, general performance or statistical information about the Fund, information about realized and unrealized capital gains, summaries of the Fund’s performance and historical sector allocation may be disclosed to shareholders and prospective shareholders as soon as practicable.

The Fund’s portfolio holdings may be disclosed to third parties prior to their public dissemination for purposes of effecting in-kind redemptions of securities to facilitate orderly redemption of Fund assets and to minimize impact on remaining Fund shareholders.

Portfolio holdings and characteristics may also be disclosed in other circumstances if reviewed and approved by the Chief Compliance Officer.

The Fund also discloses information about its portfolio holdings to the extent required by law or regulation.

PROXY VOTING POLICIES AND PROCEDURES

The Board of Trustees has delegated responsibilities for decisions regarding proxy voting for securities held by the Fund to the Adviser, subject to the general oversight of the Board. The Adviser has adopted written proxy voting policies and procedures (“Proxy Policy”) as required by Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended, consistent with its fiduciary obligations. The Proxy Policy has been approved by the Board of Trustees. The Proxy Policy is designed and implemented in a manner reasonably expected to ensure that voting and consent rights are exercised prudently considering all relevant factors and without undue influence from individuals or groups who may have an economic interest in the outcome of a proxy vote. Any conflict between the best economic interests of the Fund and the Adviser’s interests will be resolved in the Fund’s favor pursuant to the Proxy Policy. The Adviser’s proxy voting policies and procedures are attached as Appendix A.

MORE INFORMATION. Investors may obtain a copy of the proxy voting policies and procedures by writing to the Trust in the name of the Fund c/o Ultimus Fund Solutions, LLC, 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246 by calling the Trust at 877-235-4722. Since the Fund has not commenced operations as of the date of this SAI, there have been no proxy votes.

In the future, information about how the Fund votes proxies relating to portfolio securities for each 12 month period ending June 30 will be available without charge, upon request, by calling the Trust and on the SEC’s website at http://www.sec.gov.

FINANCIAL STATEMENTS

The Fund’s audited financial statements will be incorporated by reference herein after each October 31 fiscal year end once the Fund commences operations.

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APPENDIX A

LongCap Investment Management, LLC

Proxy Voting Policies and Procedures

Date: August 10, 2015

LongCap Investment Management, LLC (“LongCap”) has adopted the following guidelines (the “Guidelines”) pursuant to which LongCap, in the absence of special circumstances, generally shall vote proxies. These Guidelines are reasonably designed to ensure that proxies are voted in the best interest of LongCap’s clients, in accordance with its fiduciary duties and applicable regulations.

I.          Duty to Vote Proxies

Proxies are an asset of a client account, which should be treated by LongCap with the same care, diligence and loyalty as any asset belonging to a client. As such, LongCap views seriously its responsibility to exercise voting authority over securities that are owned by its client’s portfolios. The following Guidelines should be observed with respect to proxies.

A.          In every case in which a client has delegated the power to vote proxies to LongCap, every reasonable effort should be made to vote proxies. It is the policy of LongCap to review each proxy statement on an individual basis and to vote exclusively with the goal to best serve the financial interests of its clients.

B.          To document that proxies are being voted, LongCap should keep a record reflecting: (i) when each proxy is first received; (ii) when each proxy is voted; and (iii) how that proxy is voted. In each instance in which a proxy is not voted for any reason (such as the late receipt of the proxy, incorrect instructions as to how to vote the proxy, or for some other reason), a written explanation should be prepared stating the reasons why the proxy was not voted. As an additional check to ensure timely voting of proxies, the Chief Compliance Officer checks our custodian websites which maintain electronic notifications of proxies to be voted. LongCap shall make its proxy voting history and these Guidelines available to investors upon request. Investors may contact Ian Lapey, the Chief Compliance Officer, at 914-819-0605 or by email to ian@longcapinv.com.

II.          Guidelines for Voting Proxies

LongCap generally will vote proxies so as to promote the long-term economic value of the underlying securities. Each proxy proposal should be considered on its own merits, and an independent determination should be made whether to support or oppose management’s position. LongCap believes that the recommendation of management should be given substantial weight and will generally vote with management unless the proposals may be detrimental to the underlying value of client positions.

III.          Conflicts of Interests

LongCap may have a conflict of interest in voting a particular proxy. A conflict of interest could arise, for example, as a result of a business relationship with a company, or a direct or indirect business interest in the matter being voted upon, or as a result of a personal relationship with corporate directors or candidates for directorships. Whether a relationship creates a material conflict of interest will depend upon the facts and circumstances. LongCap is not permitted to consider any financial or other interests other than those of its clients when voting proxies.

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IV.          Recordkeeping and Reporting

LongCap is required to maintain records of proxies voted pursuant to Section 204(a) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and Rule 204-2(c)(2) thereunder. LongCap maintains a complete transactional history for every electronic and manual vote cast on behalf of its clients.

Any investor who wishes to monitor LongCap’s proxy voting activity may request a copy of LongCap’s proxy voting records.

LongCap will retain a copy of all proxy statements received regarding client securities, a record of each vote cast, each written investor request for proxy voting records, and LongCap’s response to any investor request for such records. LongCap will also retain any documents that were prepared by LongCap that were material to making a voting decision or that memorialized the basis for the decision.

Proxy voting books and records are maintained by LongCap for five years from the end of the fiscal year in which such proxy was voted, the first two years on firm premises, and an additional three years in a readily accessible place (which may be firm premises).

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Asset management fund

PART C

OTHER INFORMATION

Item 28.	Exhibits

(a)	(1)	Certificate of Trust filed July 23, 1999. (1)/

	(2)	First Amended and Restated Declaration of Trust dated September 22, 2006. (2)/

	(3)	Written Instrument Amending the First Amended and Restated Declaration of Trust dated January 27, 2007. (3)/

	(4)	Written Instrument Amending the First Amended and Restated Declaration of Trust dated July 18, 2009. (4)/

	(5)	Written Instrument Amending the First Amended and Restated Declaration of Trust dated August 15, 2012. (5)/

	(6)	Written Instrument Amending the First Amended and Restated Declaration of Trust dated January 17, 2014.(6)/

	(7)	Written Instrument Amending the First Amended and Restated Declaration of Trust dated September 30, 2014. (7)/

	(8)	Written Instrument Amending the First Amended and Restated Declaration of Trust dated September 30, 2014.(7)/

	(9)	Written Instrument Establishing and Designating Shares of LongCap Value Fund dated July 30, 2015.*

(b)	Amended and Restated By-Laws dated January 29, 2015.(7)/

(c)	Not applicable.

(d)	(1)	Investment Advisory Agreement dated November 16, 2015 between Registrant, on behalf of LongCap Value Fund, and LongCap Investment Management LLC.*

(e)	Not applicable for this filing.

(f)	Not applicable.

(g)	(1)	Form of Custodial Services Agreement between Registrant, on behalf of LongCap Value Fund, and BNP Paribas.*

(h)	(1) Master Services Agreement (Transfer Agency) between the Registrant, on behalf of LongCap Value Fund, and Ultimus Fund Solutions, LLC dated November 16, 2015.*

(2) Master Services Agreement (Fund Accounting and Financial Administration) between Beacon Hill Fund Services, Inc., on behalf of LongCap Value Fund, and Ultimus Fund Solutions, LLC dated November 16, 2015.*

(3) Management and Administration Agreement between the Registrant, on behalf of LongCap Value Fund, and Beacon Hill Fund Services, Inc. dated November 16, 2015.*

(4) Expense Limitation Agreement between Registrant, on behalf of LongCap Value Fund, and LongCap Investment Management LLC dated November 16, 2015.*

(i)	Not applicable for this filing.

(j)	Not applicable for this filing.

(k)	Not applicable for this filing.

(l)	Subscription Agreement between the Registrant, on behalf of the LongCap Value Fund, and the Initial Shareholder dated November 23, 2015.*

(m)	None.

(n)	None.

(o)	Reserved.

(p)	(1) Amended Registrant’s Code of Ethics dated April 30, 2015.*

(2) Code of Ethics of LongCap Investment Management LLC dated October 14, 2015.*

(1)/	Previously filed with Post-Effective Amendment No. 34 on or about October 22, 1999 and incorporated herein by reference.

(2)/	Previously filed with Post-Effective Amendment No. 54 on or about January 8, 2007 and incorporated herein by reference.

(3)/	Previously filed with Post-Effective Amendment No. 55 on or about February 28, 2007 and incorporated herein by reference.

(4)/	Previously filed with Post-Effective Amendment No. 57 on or about October 3, 2008 and incorporated by reference.

(5)/	Previously filed with Post-Effective Amendment No. 66 on or about February 28, 2013 and incorporated herein by reference.

(6)/	Previously filed with Post-Effective Amendment No. 68 on or about February 28, 2014 and incorporated herein by reference.

(7)/	Previously filed with Post-Effective Amendment No. 70 on or about February 28, 2015 and incorporated herein by reference.

*	Filed as an Exhibit herewith.

Item 29.	Persons Controlled By or Under Common Control with Registrant.

None.

Item 30.	Indemnification.

Section 5.2 of the Registrant’s First Amended and Restated Declaration of Trust provides that the Trust shall indemnify each of its Trustees, officers, employees, and agents against all liabilities and expenses reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he or she may be involved or with which he or she may be threatened, while in office or thereafter, by reason of his or her being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he or she shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties.

The foregoing indemnification arrangements are subject to the provisions of Sections 17(h) and (i) of the Investment Company Act of 1940.

Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant maintains an insurance policy which insures its directors and officers against certain liabilities.

Item 31.	Business and Other Connections of Investment Adviser.

LongCap Investment Management LLC (“Adviser”) serves as the investment adviser to the Fund and has its principal place of business at 95 Witherbee Ave., Pelham Manor, NY 10803. LongCap is organized under the laws of the state of Delaware and is registered as an investment adviser with the SEC. Additional information about the adviser is incorporated by reference to the Statement of Additional Information filed herewith, and the adviser’s Form ADV, file number 801-101549. John D. “Ian” Lapey, President of adviser serves on the Board of Directors of Stanley Furniture which has its principal business located at 200 North Hamilton Street, No. 200, High Point, NC 27260.

Item 32.	Principal Underwriter.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.

Item 33.	Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder, are located at the following locations:

LongCap Investment Management LLC 95 Witherbee Avenue Pelham Manor, NY 10803
BNP Paribas, New York Branch 51 West 52nd Street New York, New York 10019
Ultimus Fund Solutions, LLC 225 Pictoria Drive, Suite 450 Cincinnati, Ohio 45246
Beacon Hill Fund Services, Inc. 325 John H. McConnell Boulevard, Suite 150, Columbus, Ohio 43215

Item 34.	Management Services.

Not Applicable.

Item 35.	Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant certifies that it has duly caused this Amendment No. 73 to the Registration Statement on Form N-1A to be signed on its behalf by the undersigned, duly authorized, in the City of Columbus, State of Ohio on the 23rd day of November, 2015.

Asset Management Fund

By:	/s/ Dana A. Gentile
Dana A. Gentile, President

EXHIBIT INDEX

Exhibit Number			Description
28	(a)	(9)	Written Instrument Establishing and Designating Shares of LongCap Value Fund.

	(d)	(1)	Investment Advisory Agreement between the Registrant and LongCap Investment Management, LLC.

	(g)	(1)	Form of Custodial Services Agreement between the Registrant and BNP Paribas.

	(h)	(1)	Master Services Agreement (Transfer Agency) between Registrant and Ultimus Fund Solutions, LLC.

	(h)	(2)	Master Services Agreement (Fund Accounting) between Beacon Hill Fund Services, Inc. and Ultimus Fund Solutions, LLC.

	(h)	(3)	Management and Administration Agreement between the Registrant and Beacon Hill Fund Services, Inc.

	(h)	(4)	Expense Limitation Agreement between Registrant and LongCap Investment Management LLC.

	(l)		Subscription Agreement.

	(p)	(1)	Amended Registrant’s Code of Ethics.

	(p)	(2)	Code of Ethics of LongCap Investment Management, LLC.